Exhibit T3C

                                    INDENTURE

                           Dated as of _________, 2005

                                  by and among

                             FNC REALTY CORPORATION

                                   as Issuer,

                                       and

                      WILMINGTON TRUST COMPANY, as Trustee

                                  $120,000,000

                  Senior Convertible Pay-in-Kind Notes due 2008


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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE 1           Definitions and Incorporation by Reference.................1

    SECTION 1.1.    Definitions................................................1
    SECTION 1.2.    Other Definitions.........................................11
    SECTION 1.3.    Incorporation by Reference of Trust Indenture Act.........11
    SECTION 1.4.    Rules of Construction.....................................11

ARTICLE 2           The Senior Notes..........................................12

    SECTION 2.1.    Dating; Incorporation of Form in Indenture................12
    SECTION 2.2.    Execution and Authentication..............................12
    SECTION 2.3.    Agents....................................................13
    SECTION 2.4.    Paying Agent to Hold Money in Trust.......................14
    SECTION 2.5.    Holder Lists..............................................14
    SECTION 2.6.    Transfer and Exchange.....................................14
    SECTION 2.7.    Replacement Senior Notes..................................15
    SECTION 2.8.    Outstanding Senior Notes..................................15
    SECTION 2.9.    Temporary Senior Notes....................................15
    SECTION 2.10.   Cancellation..............................................16
    SECTION 2.11.   Defaulted Interest........................................16
    SECTION 2.12.   Deposit of Moneys.........................................16
    SECTION 2.13.   CUSIP Number..............................................16
    SECTION 2.14.   Payments to Holders.......................................17
    SECTION 2.15.   Book-Entry Provisions for Global Notes....................17
    SECTION 2.16.   Record Date...............................................18

ARTICLE 3           Conversion................................................19

    SECTION 3.1.    Conversion Right..........................................19
    SECTION 3.2.    Manner of Conversion......................................19
    SECTION 3.3.    Delivery of Stock Certificates, Etc.......................20
    SECTION 3.4.    Ranking of Common Shares Issued...........................20
    SECTION 3.5.    Cash Adjustments on Conversion............................20
    SECTION 3.6.    Adjustments to Conversion Price...........................21
    SECTION 3.7.    Trustee Disclaimer........................................25

ARTICLE 4           Redemption................................................25

    SECTION 4.1.    Notices to Trustee........................................25
    SECTION 4.2.    Selection by Trustee of Senior Notes to Be Redeemed.......25
    SECTION 4.3.    Notice of Redemption......................................26
    SECTION 4.4.    Effect of Notice of Redemption............................26
    SECTION 4.5.    Deposit of Redemption Price...............................27
    SECTION 4.6.    Senior Notes Redeemed in Part.............................27
    SECTION 4.7.    Optional Redemption.......................................27


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                                                                            PAGE
                                                                            ----

ARTICLE 5           Covenants.................................................27

    SECTION 5.1.    Payment of Senior Notes...................................27
    SECTION 5.2.    Waiver of Stay, Extension or Usury Laws...................27
    SECTION 5.3.    Compliance Certificate....................................28
    SECTION 5.4.    Taxes and Claims..........................................28
    SECTION 5.5.    Maintenance of Properties and Insurance...................28
    SECTION 5.6.    Maintenance of Books and Records; Compliance With Laws....29
    SECTION 5.7.    Further Assurances........................................29
    SECTION 5.8.    Corporate Existence.......................................29
    SECTION 5.9.    Limitation on Liens.......................................29
    SECTION 5.10.   Limitations on Indebtedness...............................31
    SECTION 5.11.   Limitation on Loans, Investments, Dividends and
                    Guarantees................................................31
    SECTION 5.12.   Reports...................................................33
    SECTION 5.13.   Intentionally Omitted.....................................33
    SECTION 5.14.   Limitation on Transactions with Affiliates................33
    SECTION 5.15.   Intentionally Omitted.....................................33
    SECTION 5.16.   No Amendments to Organizational Documents.................33
    SECTION 5.17.   Merger, Consolidation or Sale of Assets...................33
    SECTION 5.18.   Fiscal Year...............................................34
    SECTION 5.19.   Registration Rights.......................................34
    SECTION 5.20.   Intentionally Omitted.....................................34
    SECTION 5.21.   Compliance with ERISA.....................................34
    SECTION 5.22.   Environmental Laws, etc...................................34
    SECTION 5.23.   Financial Reports.........................................34

ARTICLE 6           Defaults and Remedies.....................................35

    SECTION 6.1.    Events of Default.........................................35
    SECTION 6.2.    Other Remedies............................................37
    SECTION 6.3.    Waiver of Defaults and Events of Default..................37
    SECTION 6.4.    Control by Majority.......................................38
    SECTION 6.5.    Limitation on Suits.......................................38
    SECTION 6.6.    Rights of Holders to Receive Payment......................38
    SECTION 6.7.    Collection Suit by Trustee................................38
    SECTION 6.8.    Trustee May File Proofs of Claim..........................39
    SECTION 6.9.    Priorities................................................39
    SECTION 6.10.   Undertaking for Costs.....................................39
    SECTION 6.11.   Restoration of Rights and Remedies........................40
    SECTION 6.12.   Delay or Omission Not Waiver..............................40

ARTICLE 7           Trustee...................................................40

    SECTION 7.1.    Duties of Trustee.........................................40
    SECTION 7.2.    Rights of Trustee.........................................41
    SECTION 7.3.    Individual Rights of Trustee..............................42
    SECTION 7.4.    Trustee's Disclaimer......................................42
    SECTION 7.5.    Notice of Defaults........................................42
    SECTION 7.6.    Reports by Trustee to Holders.............................43


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                                                                            PAGE
                                                                            ----

    SECTION 7.7.    Compensation and Indemnity................................43
    SECTION 7.8.    Replacement of Trustee....................................44
    SECTION 7.9.    Successor Trustee by Consolidation, Merger or Conversion..45
    SECTION 7.10.   Eligibility; Disqualification.............................45
    SECTION 7.11.   Preferential Collection of Claims Against Issuer..........45
    SECTION 7.12.   Paying Agents.............................................45
    SECTION 7.13.   Co-Trustee and Separate Trustees..........................45

ARTICLE 8           Amendments, Supplements and Waivers.......................47

    SECTION 8.1.    Without Consent of Holders................................47
    SECTION 8.2.    With Consent of Holders...................................47
    SECTION 8.3.    Compliance with Trust Indenture Act.......................48
    SECTION 8.4.    Revocation and Effect of Consents.........................48
    SECTION 8.5.    Notation on or Exchange of Senior Notes...................49
    SECTION 8.6.    Trustee to Sign Amendments, etc...........................49

ARTICLE 9           Discharge Of Indenture; Defeasance........................49

    SECTION 9.1.    Discharge of Indenture....................................49
    SECTION 9.2.    Legal Defeasance..........................................50
    SECTION 9.3.    Covenant Defeasance.......................................50
    SECTION 9.4.    Conditions to Legal Defeasance or Covenant Defeasance.....50
    SECTION 9.5.    Deposited Money and U.S. Government Obligations to Be
                    Held in Trust; Other Miscellaneous Provisions.............52
    SECTION 9.6.    Reinstatement.............................................52
    SECTION 9.7.    Moneys Held by Paying Agent...............................53
    SECTION 9.8.    Moneys Held by Trustee....................................53

ARTICLE 10          Miscellaneous.............................................53

    SECTION 10.1.   Trust Indenture Act Controls..............................53
    SECTION 10.2.   Notices...................................................53
    SECTION 10.3.   Communications by Holders with Other Holders..............54
    SECTION 10.4.   Certificate and Opinion as to Conditions Precedent........55
    SECTION 10.5.   Statements Required in Certificate and Opinion............55
    SECTION 10.6.   Certain Senior Notes Disregarded..........................55
    SECTION 10.7.   Rules by Trustee and Agents...............................56
    SECTION 10.8.   Business Days; Legal Holidays.............................56
    SECTION 10.9.   GOVERNING LAW.............................................56
    SECTION 10.10.  No Adverse Interpretation of Other Agreements.............56
    SECTION 10.11.  No Recourse Against Others................................56
    SECTION 10.12.  Successors................................................57
    SECTION 10.13.  Multiple Counterparts.....................................57
    SECTION 10.14.  Table of Contents, Headings, etc..........................57
    SECTION 10.15.  Separability..............................................57


                                      iii
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EXHIBITS

    Exhibit A       Form of Senior Note
    Exhibit B       Form of Global Note Legend


                                       iv
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         THIS INDENTURE (this "Agreement") is dated as of _________, 2005 (the
"Effective Date"), among FNC REALTY CORPORATION, a Delaware corporation, formerly known as Frank's Nursery & Crafts, Inc. (the "Issuer"), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee (the "Trustee").

                                    RECITALS

                  WHEREAS, on September 8, 2004 (the "Petition Date"), the Issuer filed a voluntary petition under Chapter 11 of the United States Code, as amended, with the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court");

                  WHEREAS, the Issuer filed a Plan of Reorganization (the "Reorganization Plan") which was approved by the Bankruptcy Court on [____________, 2005] (the "Confirmation Date");

                  WHEREAS, pursuant to the Reorganization Plan, the Issuer shall issue the Senior Notes, to certain holders of equity interests of the Issuer as of the date the Reorganization Plan was approved by the Bankruptcy Court;

                  WHEREAS, the Issuer has duly authorized the creation of an issue of Senior Notes (as hereinafter defined) and Secondary Senior Notes (as defined herein), if any, that may be issued pursuant to paragraph 1 of the Senior Notes and, to provide therefor, the Issuer has duly authorized the execution and delivery of this agreement; and

                  WHEREAS, all things necessary to make the Senior Notes, when executed by the Issuer, authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid and binding agreement of the Issuer, in accordance with its terms, have been done;

                     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the acquisition of the Senior Notes for the Holders thereof, it is mutually agreed, for the equal and ratable benefit of all Holders of the Senior Notes, as follows:

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.1. DEFINITIONS. As used in this Indenture, the terms defined in the preamble and the recitals hereto shall have the respective meanings ascribed thereto in said preamble or recitals and the following terms shall have the following respective meanings:

         "ACQUISITION INDEBTEDNESS" means Indebtedness incurred by the Issuer after the Issue Date the proceeds of which are used for an Asset Acquisition.

         "AFFILIATE" means as to any Person (a) any Person which, directly or indirectly, is in control of, in controlled by, or is under common control with such Person, or (b) any Person who


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is a director or Officer (i) of such Person, (ii) of any Subsidiary of such
Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect,
(i) to vote twenty-five percent (25%) or more of the securities having ordinary voting power for the election of directors of such Persons, or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGENT" means any Registrar, Conversion Agent, Paying Agent, co-registrar or agent for service of notices and demands.

         "AMENDED AND RESTATED CHARTER" shall mean the Amended and Restated Certificate of Incorporation of the Issuer.

         "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository in each case applicable to such transfer or exchange.

         "ASSET ACQUISITION" means (a) an investment by the Issuer in any other Person pursuant to which such Person shall become a Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Subsidiary of the Issuer, (b) the acquisition by the Issuer of the assets of any Person (other than a Subsidiary of the Issuer) which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Issuer of any real or personal property of any Person (other than a Subsidiary of the Issuer).

         "BANKRUPTCY CODE" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors as in effect from time to time.

         "BANKRUPTCY COURT" shall have the meaning set forth in the Recitals.

         "BOARD OF DIRECTORS" means, as to any Person, the board of directors or, if such Person is a partnership (or other non-corporate Person), the managing general partner or partners (or Persons serving an analogous function) of such Person.

         "BOARD RESOLUTION" means, as to any Person, a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of such Person, and to be in full force and effect, and, if required hereunder, delivered to the Trustee.

         "BUSINESS DAY" shall have the meaning set forth in Section 10.8.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean, in relation to any Person, obligations for the payment of rent or any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "CASH" shall mean money or currency, or a credit balance in accounts of deposit of the Issuer maintained with any bank or financial institution.


                                       2
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         "CLOSING PRICE" with respect to any securities on any date shall mean the closing sale price, regular way, on such day or, in case no such sale takes place on such day, the average of the reported closing bid and ask prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal security exchange or quotation system in the United States on which such security is quoted or listed or admitted to trading, or, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the Nasdaq National Market or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "CODE SECTION 4975" shall mean, at any date, Section 4975 of the Code.

         "COMMONLY CONTROLLED ENTITY" shall mean an entity, whether or not incorporated, which is under common control with the Issuer within the meaning of Section 4001 of ERISA.

         "COMMON STOCK" shall mean the Common Stock, [par value $.01] per share, of the Issuer, the terms of which stock are set forth in the Amended and Restated Charter.

         "CONFIRMATION DATE" shall have the meaning set forth in the Recitals.

         "CONFIRMATION ORDER" shall mean ___________________________.

         "CONSOLIDATED" or "CONSOLIDATED" shall mean, as applied to any financial or accounting term or financial statement, determined on a consolidated basis in accordance with GAAP (except as otherwise required herein) for the applicable Person.

         "CONSOLIDATING" or "CONSOLIDATING" shall mean, as applied to any financial or accounting term or financial statement, determined on a consolidating basis in accordance with GAAP and presented in a manner that shows its relationship to a consolidated financial or accounting term or a consolidated financial statement.

         "CONVERSION" shall have the meaning set forth in Section 3.1 hereof.

         "CONVERSION DATE" shall have the meaning set forth in Section 3.2 hereof.

         "CONVERSION NOTICE" shall have the meaning set forth in Section 3.2 hereof.

         "CONVERSION PRICE" shall have the meaning set forth in Section 3.1 hereof.

         "CONVERSION SHARES" shall mean all shares of Common Stock into which any Senior Notes have been converted or are convertible.


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         "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

         "CURRENT LIABILITIES" at any date shall mean the total amount which, in conformity with GAAP, would be set forth opposite the caption "Current Liabilities" (or any like caption) on a consolidated balance sheet of the Issuer as at such date.

         "DEFAULT" shall mean any of the events specified in Section 6.1 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "DEPOSITARY" shall mean, with respect to the Senior Notes of any series issuable or issued in whole or in part in the form of one or more Global Notes, the Person designated as Depositary for such series by the Company pursuant to
Section 2.1, which Person shall be a clearing agency registered under the Exchange Act; and if at any time there is more than one such Person, "Depositary" as used with respect to the Senior Notes of any series shall mean the Depositary with respect to the Senior Notes of such series.

         "DOLLARS" and "$" shall mean dollars in lawful currency of the United States of America.

         "EFFECTIVE DATE" of this Indenture shall mean the date on which this Indenture is executed and delivered by the Issuer and received by the Trustee.

         "ENVIRONMENT" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.).

         "ENVIRONMENTAL CLAIM" shall mean any accusation, allegation, notice of violation, claim, demand, abatement or other order or direction (conditional or otherwise) by any Governmental Authority, court or any person for personal injury (including sickness, disease or death), property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects resulting from or based upon, directly or indirectly, (i) the existence or Release, or continuation of any existence or a Release (including, without limitation, sudden or nonsudden, accidental or nonaccidental leaks or spills) of, or exposure to, any Hazardous Materials at, in or from any Property, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials, or (iii) notice of the violation, or alleged violation, of any Hazardous Substances Laws relating to Hazardous Materials or connected with any Property.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 and the rules and regulations issued thereunder, as amended from time to time and any successor statute.

         "ERISA AFFILIATE" means, in relation to any person, any trade or business (whether or not incorporated) which is a member of a group of which that person is a member and which is under

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common control within the meaning of the regulations promulgated under Section
414 of the Code.

         "ERISA TERMINATION EVENT" shall mean (i) a Reportable Event, or (ii) the withdrawal of the Issuer or any of its respective ERISA Affiliates from a Plan during a plan year including Plans in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Plan by the PBGC, or (v) any other event or condition which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "EVENT OF DEFAULT" has the meaning set forth in Section 6.1.

         "EXCHANGE ACT" means the Securities and Exchange Act of 1934, as amended.

         "EXISTING MORTGAGES" shall mean the mortgages, security deeds and similar items existing on the Effective Date.

         "FIRST INTEREST PAYMENT DATE" means the first Interest Payment Date after the Issue Date.

         "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

         "FISCAL YEAR" means the fiscal year of the Issuer which initially shall end on December 31 of each calendar year.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

         "GLOBAL NOTE" means a Senior Note evidencing all or a part of the Senior Notes issued to and registered in the name of the Depository and bearing the Global Note Legend prescribed in Exhibit B.

         "GLOBAL NOTE LEGEND" means the legend set forth in Exhibit B, which is required to be placed on all Global Notes issued under this Indenture.

         "GOVERNING DOCUMENTS" shall mean, as to any person, the articles or certificate of incorporation and by-laws or other organizational documents of such person.

         "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

         "HAZARDOUS MATERIALS" shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Hazardous Substances Laws.

         "HAZARDOUS SUBSTANCES LAWS" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Material Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Sections 7401, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Sections 2601, et seq.) all as the same may be amended or supplemented, and any analogous state or local statutes and the regulations adopted and publications promulgated pursuant thereto.

         "HOLDER" means the Person in whose name a Senior Note is registered on the Registrar's books.

         "IMPROVEMENTS" shall mean all components of all buildings, structures and other improvements included within the Owned Real Property, including but not limited to, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm, paving and parking equipment, systems and facilities included therein.

         "INDEBTEDNESS" of a Person shall mean all items which, in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date Indebtedness of such Person is to be determined and, in any event, shall include any liability secured by any Lien on property owned or acquired by such Person, whether or not such liability shall have been assumed by such Person, obligations with respect to interest rate protection agreements, guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person in respect of the obligations of others.

         "INDENTURE" means this Indenture as amended, restated or supplemented from time to time.

         "INITIAL CONVERSION PRICE" shall have the meaning set forth in Section
3.1 hereof.

         "INTEREST PAYMENT DATE" means each ________ and __________ of each year, commencing _______________, 2005.

         "ISSUE DATE" means the date on which the Senior Notes are issued, as indicated on the Senior Notes.

         "LEASED REAL PROPERTY" shall mean the leasehold and/or subleasehold interests of the Issuer or its Subsidiaries in any real Property.

         "LEGAL HOLIDAY" shall have the meaning set forth in Section 10.8.

         "LIEN" shall mean any mortgage, pledge, hypothecation, security interest, encumbrance, charge or lien (statutory or otherwise) or assignment, deposit arrangement or other preferential arrangement in respect of an interest in property intended to secure, support or otherwise assure payment of an obligation (including any conditional sale or other title retention agreement and any lease having substantially the same economic effect as any of the foregoing).

         "MARKET PRICE" shall have the meaning set forth in Section 3.2 hereof.

         "MATERIAL ADVERSE EFFECT" shall mean any of the following: (i) any material adverse effect on the business, assets, properties, operations, prospects or condition, financial or otherwise, of the Issuer, (ii) any material impairment of the ability of the Issuer to perform any of its obligations under this Indenture, or (iii) any impairment of the validity or enforceability of this Indenture or any of the rights, remedies or benefits available to the Trustee under this Indenture; provided, however, that in no event shall the Issuer's redevelopment of properties or construction of improvements thereon (Collectively, the "Redevelopment Work") be or be deemed to be a Material Adverse Effect, and the Trustee hereby acknowledges and agrees that (A) Issuer intends to proceed with such redevelopment and construction which may or may not include the leasing, subleasing, sale or disposition of one or more properties, and (B) such activities are part of Issuer's business.

         "MATURITY DATE" means [_____________, 2008].(1)

         "MULTIEMPLOYER PLAN" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "MORTGAGE LOAN" shall mean any loan evidenced by a Mortgage Note and secured by a mortgage or deed of trust on any Owned Real Property.

         "MORTGAGE NOTE" shall mean a promissory note secured by one or more mortgages or deed of trust on real property and/or any Improvements thereon.

         "NET PROCEEDS" shall mean, (i) with respect to any Sale, (a) Cash received by the Issuer in connection with such Sale, after (x) reasonable provision for all income, sales, use, transfer or other taxes (state, federal or local) incurred by the Issuer during the fiscal year of the Issuer in which such Sale occurred as a direct result of such Sale and (y) payment of all reasonable brokerage commissions and all reasonable attorneys' fees and expenses incurred as a result of such Sale and (b) all Cash received under (whether by acceleration, upon maturity or otherwise) promissory notes, instruments or other documents evidencing or securing any obligations to pay all or any part of the purchase price or other consideration payable to the Issuer in connection with such Sale, (ii) with respect to any other transaction, including, without limitation, any issuance of equity securities by the Issuer, all Cash received by the Issuer in connection with such transaction, after payment of all reasonable out-of-pocket transaction costs.

         "OBLIGATIONS" shall mean, collectively, all of the Indebtedness, obligations and liabilities existing on the date of this Indenture or arising from time to time thereafter, whether direct or indirect, joint or several, actual, absolute or contingent, matured or unmatured, liquidated or


----------
(1)      Three years from the date of this Indenture.

unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Issuer to the Trustee or any Holder under or in respect of the Senior Notes.

         "OFFICER" means, with respect to any Person, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Chief Accounting Officer or the Treasurer of such Person, the Controller, the Secretary or any Assistant Secretary of such Person, or any other officer designated by the Board of Directors of such Person, as the case may be (or, in the case of a Person that is a partnership (or other non-corporate Person), a general partner (or analogous individuals) of such Person in such capacity).

         "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer, the Chief Accounting Officer or any Treasurer of such Person (or, in the case of a Person that is a partnership (or other non-corporate Person), by a general partner (or analogous individuals) of such Person in such capacity that shall comply with applicable provisions of this Indenture.

         The officer giving an Officers' Certificate pursuant to Section 5.3 shall be the principal executive, financial or accounting officer of the Issuer.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who may be an employee or counsel to the Issuer.

         "ORGANIC CHANGE" shall have the meaning set forth in Section 3.6 hereof.

         "OTHER SECURITIES OR ASSETS" shall have the meaning set forth in
Section 3.6 hereof.

         "OWNED REAL PROPERTY" shall mean the real Property of the Issuer or its Subsidiaries currently owned or hereafter acquired in fee simple.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PENSION PLAN" shall have the meaning set forth in Section 3(2) of ERISA.

         "PERMITTED LIENS" shall have the meaning set forth in Section 5.9.

         "PERSON" or "PERSON" shall mean any individual, partnership, firm, corporation, limited liability company, association, joint venture, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "PETITION DATE" shall have the meaning set forth in the Recitals.

         "PLAN" shall mean, at any particular time, any employee benefit plan, as defined in Section 3(3) of ERISA, in respect of which the Issuer or any of its respective ERISA Affiliates or a Commonly Controlled Entity is (or, if such plan were terminated at which time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "PROHIBITED TRANSACTION" shall have the meaning set forth in Section 406 of ERISA or Code Section 4975.

         "PROPERTY" or "PROPERTY" means all equipment, vehicles, plants, facilities, rolling stock, real estate and other property owned or leased by the Issuer.

         "PURCHASE MONEY INDEBTEDNESS" means any Indebtedness incurred in the ordinary course of business by a Person to finance the cost (including the cost of construction) of an item of Property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

         "REDEMPTION DATE" when used with respect to any Senior Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

         "REGISTRATION RIGHTS AGREEMENT" shall mean that certain Registration Rights Agreement dated as of [_________], that the Issuer and Trustee will enter into on or as of the date hereof.

         "RELEASE" shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, ET SEQ.).

         "REORGANIZATION DOCUMENTS" shall mean together (i) this Indenture and
(ii) the Registration Rights Agreement.

         "REORGANIZATION PLAN" shall mean the Reorganization Plan referred to in the introductory recital to this Indenture, either in its form on the Confirmation Date or as it may subsequently be supplemented, amended or otherwise modified from time to time and in accordance with the Bankruptcy Code, the Bankruptcy Rules (as defined in the Reorganization Plan) and the Reorganization Plan, including all appendices, exhibits and schedules thereto.

         "REPORTABLE EVENT" shall mean any of the events set forth in Section 4043(b) of ERISA and the regulations thereunder, other than those events as to which the thirty (30) day notice period is waived under subsections .13, .14, ..16, .18, .19 or .20 of ss. 2615 of the regulations of the PBGC.

         "RESPONSIBLE OFFICER" shall mean any officer within the Corporation Trust Department of the Trustee having direct responsibility for the administration of this Indenture.

         "SALE" shall mean the sale, transfer or other disposition of any asset of the Issuer.

         "SEC" or "COMMISSION" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

         "SECURITIES" means any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR NOTES" shall mean collectively the 7.0% Senior Convertible Pay-in-Kind Notes due 2008, being the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture and including, without limitation, any Secondary Senior Notes and notes issued in accordance with Section 2.2 hereof.

         "SINGLE EMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(15) of ERISA.

         "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness that is subordinated in right of payment to the Senior Notes, provided that, to the extent incurred after the Effective Date, such Indebtedness has no maturity, amortization, mandatory redemption or repurchase option or sinking fund payment prior to the date that is six months after the Maturity Date.

         "SUBSIDIARY" of any Person shall mean any corporation of which more than fifty percent (50%) of the outstanding stock having ordinary voting power to elect a majority of the Board of Directors of such corporation is at the time owned, directly or indirectly, by such Person, or by one or more of its subsidiaries, or by such Person and one or more of its subsidiaries.

         "SUCCESSOR ASSETS" shall have the meaning set forth in Section 3.6 hereof.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture (except as provided in Section 8.3 hereof), PROVIDED HOWEVER, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

         "TOTAL CONVERTIBLE AMOUNT" shall have the meaning set forth in Section
3.1 hereof.

         "TRUSTEE" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

         "U.S. GOVERNMENT OBLIGATIONS" means (i) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the Issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

                  SECTION 1.2. OTHER DEFINITIONS. The definitions of the following terms may be found in the Sections indicated as follows:

                  TERM                                 DEFINED IN
                                                         SECTION

                  "Conversion Agent"                       2.3
                  "Covenant Defeasance"                    9.3
                  "Legal Defeasance"                       9.2
                  "Paying Agent"                           2.3
                  "Physical Notes"                         2.1
                  "Registrar"                              2.3
                  "Secondary Senior Notes"                 2.2

                  SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Senior Notes.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor on the indenture securities" means the Issuer or any other obligor on the Senior Notes.

         All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

                  SECTION 1.4. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                           (1)      a term has the meaning assigned to it
herein, whether defined expressly or by reference;

                           (2)      an accounting term not otherwise defined has
the meaning assigned to it in accordance with GAAP;

                           (3)      "or" is not exclusive;

                           (4)      words in the singular include the plural,
and in the plural include the singular;

                           (5)      words used herein implying any gender shall
apply to every gender;

                           (6)      "herein," "hereof" and other words of
similar import refer to this Indenture as a whole and not to any particular Article, Section or Subdivision, unless expressly stated otherwise; and

                           (7)      provisions apply to successive events and
transactions.

                                    ARTICLE 2

                                THE SENIOR NOTES

                  SECTION 2.1. DATING; INCORPORATION OF FORM IN INDENTURE. The Senior Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A which is incorporated in and made part of this Indenture. The Senior Notes shall have notations, legends or endorsements required by law, stock exchange rule, usage, or Indentures to which the Issuer is subject. The Issuer shall use "CUSIP" numbers in issuing the Senior Notes. Each Senior Note shall be dated the date of its authentication.

         One or more permanent Global Notes issued and delivered hereunder may be in registered form, substantially in the form set forth in EXHIBIT A, having the legend set forth in EXHIBIT B, may be issued to the Depository, to the extent such Depository is the registered Holder of the applicable Senior Notes. Otherwise, Senior Notes hereunder may be issued in the form of certificated Senior Notes in registered form in substantially the form set forth in EXHIBIT A (the "PHYSICAL NOTES"), without the legend set forth in EXHIBIT B.

         The terms and provisions contained in the Senior Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  SECTION 2.2. EXECUTION AND AUTHENTICATION. The Senior Notes shall be executed on behalf of the Issuer by two Officers of the Issuer or one Officer and a Secretary of the Issuer. Such signatures may be either manual or facsimile. If an Officer whose signature is on a Senior Note no longer holds that office at the time the Trustee authenticates the Senior Note or at any time thereafter, the Senior Note shall be valid nevertheless.

         A Senior Note shall not be valid until the Trustee manually signs the certificate of authentication on the Senior Note. Such signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

         The Trustee or an authenticating agent shall authenticate Senior Notes for original issue in the aggregate principal amount of up to $120,000,000. The aggregate principal amount of Senior Notes, excluding Secondary Senior Notes, outstanding at any time may not exceed such amount except as provided in Section
2.7. The Senior Notes shall be issued in denominations of

$1,000 and in integral multiples of $1,000, except that additional Senior Notes issued in payment of interest or Secondary Senior Notes may be in other denominations. The Senior Notes shall be issuable only in registered form without coupons and only in denominations of whole dollar integrals. The Trustee shall issue Senior Notes upon the Issuer's Request.

         In the event the Issuer elects to pay a portion of interest as specified in the terms of the Senior Notes in additional Senior Notes, the Issuer shall pay a portion of such interest in Secondary Senior Notes in lieu of cash as provided in paragraph 1 of the Senior Notes (such Senior Notes, "SECONDARY SENIOR NOTES"). The Issuer shall give written notice to the Trustee of the amount of interest to be paid in Secondary Senior Notes not less than five Business Days prior to the relevant Interest Payment Date, and the Trustee or an authenticating agent (upon written order of the Issuer signed by an Officer of the Issuer given not less than five nor more than 45 days prior to such Interest Payment Date) shall authenticate for original issue (pro rata to each Holder of any Senior Notes as of such record date) Secondary Senior Notes in an aggregate principal amount equal to the amount of interest payable with such Secondary Senior Notes on such Interest Payment Date. Each issuance of Secondary Senior Notes in lieu of the payment of a portion of interest in cash on the Senior Notes shall be made PRO RATA with respect to the outstanding Senior Notes, and the Issuer shall have the right to aggregate amounts of interest payable in the form of Secondary Senior Notes to a Holder of outstanding Senior Notes and issue to such Holder a single Secondary Senior Note in payment thereof. Any Secondary Senior Notes may be denominated as a separate series if the Issuer deems it necessary to do so, with appropriate distinguishing designations.

         The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Senior Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same right as the Trustee in dealing with the Issuer or an Affiliate.

                  SECTION 2.3. AGENTS. The Issuer shall maintain an office or agency in the Borough of Manhattan, City of New York, State of New York where Senior Notes may be presented for registration of transfer or for exchange ("REGISTRAR"), where Senior Notes may be presented for conversion ("CONVERSION AGENT") and where Senior Notes may be presented for payment ("PAYING AGENT") and where notices and demands to or upon the Issuer in respect of the Senior Notes and this Indenture may be served. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Issuer may appoint one or more co-Registrars and one or more additional Paying Agents. The Issuer may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. Neither the Issuer nor any of its Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

         The Issuer shall enter into an appropriate agency agreement with any Registrar, Conversion Agent or Paying Agent which is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar, Conversion Agent or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation pursuant to Section 6.7. The Issuer initially appoints the Trustee as Registrar,

Paying Agent and Wilmington Trust Company c/o Computershare Trust Company of New York, Wall Street Plaza, New York, New York 10005 agent for service of notices and demands in connection with the Senior Notes.

                  SECTION 2.4. PAYING AGENT TO HOLD MONEY IN TRUST. On or before 10:00 a.m. each due date of the principal of or interest, to the extent such interest, if any, shall be paid in cash, on any Senior Notes, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due. Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Senior Notes (whether such money has been paid to it by the Issuer or any other obligor on the Senior Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Senior Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Event of Default specified in Section 5.1, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.5. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. The Trustee shall provide Holders with access to such list in accordance with TIA Section 312. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee on or prior to the tenth Business Day before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Senior Notes held by each such Holder.

                  SECTION 2.6. TRANSFER AND EXCHANGE. (a) Subject to Section 2.16, when a Senior Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law and of this Indenture are met and, when Senior Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Senior Notes of other authorized denominations, the Registrar shall make the exchange as requested, PROVIDED that every Senior Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar duly executed by the Holder thereof or his attorney, duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Senior Note for registration of transfer at the office or agency maintained pursuant to Section
2.3 hereof, the Issuer shall issue and execute and the Trustee shall authenticate Senior Notes at the Registrar's request. Any exchange or transfer shall be without any service charge to the Holder, except that the Issuer or the Trustee may require payment by the Holder of a sum sufficient to cover any tax or the governmental charge that may be imposed in relation to a transfer or exchange. All Senior Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Senior Notes surrendered upon such registration of transfer or exchange.

                  (b) Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

                  (c) Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuer's compliance with or have any responsibility with respect to the Issuer's compliance with any federal or state securities laws.

                  SECTION 2.7. REPLACEMENT SENIOR NOTES. If a mutilated Senior
Note is surrendered to the Registrar or Trustee or if the Holder of a Senior Note presents evidence to the satisfaction of the Issuer and the Trustee that the Senior Note has been lost, destroyed or wrongfully taken and of the ownership thereof, the Issuer shall issue and the Trustee shall authenticate a replacement Senior Note if the Holder of such Senior Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and destruction, loss or theft of such Senior Note or if the reasonable requirements of the Trustee and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. An indemnity bond may be required by the Issuer or the Trustee that is sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee or any Agent from any loss which any of them may suffer if a Senior Note is replaced. The Issuer or the Trustee each may charge for its expenses (including reasonable attorneys' fees and expenses) in replacing a Senior Note.

         Every replacement Senior Note is an additional obligation of the Issuer.

                  SECTION 2.8. OUTSTANDING SENIOR NOTES. Senior Notes outstanding at any time are all Senior Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding.

         If a Senior Note is replaced pursuant to Section 2.7, such Senior Note that has been replaced will cease to be outstanding until the Issuer and the Trustee receive proof satisfactory to each of them that the replaced Senior Note is held by a protected purchaser in whose hands such obligation is a legal, valid and binding obligation of the Issuer.

         If a Paying Agent holds on the Maturity Date money sufficient to pay the principal of and all accrued interest with respect to Senior Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Senior Notes shall cease to be outstanding and interest on them shall cease to accrue.

         Subject to Section 10.6, a Senior Note does not cease to be outstanding solely because the Issuer or an Affiliate holds the Senior Note.

                  SECTION 2.9. TEMPORARY SENIOR NOTES. Until definitive Senior Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Senior

Notes. Temporary Senior Notes shall be substantially in the form, and shall carry all rights, benefits and privileges, of definitive Senior Notes but may have variations that the Issuer considers appropriate for temporary Senior Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes presented to it.

                  SECTION 2.10. CANCELLATION. The Issuer at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and retain or may dispose of (subject to the record-retention requirements of the Exchange Act), in accordance with its normal practice, all Senior Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7, the Issuer may not issue new Senior Notes to replace Senior Notes in respect of which they have previously paid all principal and interest accrued thereon, or delivered to the Trustee for cancellation.

                  SECTION 2.11. DEFAULTED INTEREST. If the Issuer defaults in a payment of any interest on the Senior Notes, the Issuer shall pay the defaulted amounts in cash, plus (to the extent permitted by law) any interest payable on defaulted amounts pursuant to Section 5.1, to the persons who are Holders on a subsequent special record date.

         The Issuer shall fix the special record date and payment date for payment of such defaulted amounts in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of defaulted interest to be paid and the special payment date. At least 15 days before the special record date, the Issuer shall mail or cause to be mailed to each Holder at his address as it appears on the Senior Notes register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Issuer may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

                  SECTION 2.12. DEPOSIT OF MONEYS. Prior to 10:00 a.m., New York City time, as required, on (i) each Interest Payment Date and (ii) the Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders at such times. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable at the office of the Paying Agent.

                  SECTION 2.13. CUSIP NUMBER. The Issuer in issuing the Senior Notes may use a "CUSIP" number (or numbers), and if so, the Trustee may use the CUSIP number(s) in notices of exchange as a convenience to Holders, PROVIDED that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Senior Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Issuer will promptly notify in writing the Trustee of any such CUSIP number used by the Issuer in connection with the Senior Notes and any change in such CUSIP number.

                  SECTION 2.14. PAYMENTS TO HOLDERS. Notwithstanding any provisions of this Indenture and the Senior Notes to the contrary:

                  (a) Except for any payments to be made on the Maturity Date, payments with respect to any of the Senior Notes may be made by the Paying Agent upon receipt from the Issuer of immediately available funds, by check mailed to the Holder, at the address shown in the registrar of the Senior Notes maintained by the Registrar pursuant to Section 2.3; or

                  (b) At the request of a Holder of at least $10 million in aggregate principal amount of Senior Notes outstanding, all payments with respect to any of the Senior Notes may be made by the Paying Agent upon receipt from the Issuer of immediately available funds prior to 10:00 a.m., New York City time, directly to the Holder of such Senior Note (whether by federal funds, wire transfer or otherwise); PROVIDED, HOWEVER, that no such federal funds, wire transfer or other such direct payment shall be made to any Holder under this
Section 2.14(b) unless such Holder has delivered written instructions to the Trustee prior to the relevant record date for such payment requesting that such payment will be so made and designating the bank account to which such payments shall be so made and, in the case of payments of principal, surrenders the Senior Note to the Trustee in exchange for a Senior Note or Senior Notes aggregating the same principal amount as the unredeemed principal amount of the Senior Notes surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 2.14(b) unless a new instruction is delivered prior to the relevant record date for a payment date. The Issuer will indemnify and hold the Trustee harmless against any loss, liability or expense (including reasonable attorneys' fees and expenses) resulting from any act or omission to act on the part of the Issuer or any such Holder in connection with any such agreement or which the Paying Agent may incur as a result of making any payment in accordance with any such agreement, except for any such loss, liability or expense arising as a result of the gross negligence or willful misconduct of the Trustee or the Paying Agent, as the case may be.

         No later than fifteen (15) days prior to the Maturity Date, the Trustee shall notify the Holder, at the address shown in the registrar of the Senior Notes maintained by the Registrar pursuant to Section 2.3 hereof, that the Issuer expects that the final installment of principal of and interest on the Senior Notes will be paid on the Maturity Date. Such notice shall specify that such final installment will be payable only upon presentation and surrender of such Senior Note and shall specify the place where such Senior Notes may be presented and surrendered for payment of such installment. Additionally, in accordance with Section 2.8, such Senior Notes shall cease to be outstanding.

                  SECTION 2.15. BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES. (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT B.

         Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Senior Note.

                  (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Issuer that it is unwilling or unable to continue as Depository for any Global Note and a successor depository is not appointed by the Issuer within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

                  (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

                  (e) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Senior Notes.

                  SECTION 2.16. RECORD DATE. The record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided in TIA Section 316(c).

                                    ARTICLE 3

                                   CONVERSION

                  SECTION 3.1. CONVERSION RIGHT. Subject to and upon compliance with the provisions hereof, any Holder shall have the right, from time to time, to convert all or any of such Holder's portion of the Total Convertible Amount (provided the portion to be converted is $1,000 or an integral multiple of $1,000) into as many shares of Common Stock as such portion of the Total Convertible Amount so converted is a multiple of the Initial Conversion Price or, in case an adjustment of such price has taken place pursuant to the provisions of this Section 3.1, then at the price as last adjusted and in effect at the date the Senior Notes or portion thereof is surrendered for conversion (such price or such price as last adjusted, as the case may be, the "CONVERSION PRICE"). For the purposes of this Indenture, the term "TOTAL CONVERTIBLE AMOUNT" shall mean, on any date, the sum of the aggregate unpaid principal amount of the Senior Notes and the accrued and unpaid interest thereon on such date. For the purposes of this Indenture, the term "INITIAL CONVERSION PRICE" shall mean $0.75 per share. Notwithstanding the foregoing, no Holder of Senior Notes may convert a Senior Note, or part thereof, with respect to which it has received a notice of redemption pursuant to and in accordance with Section 4, if such Holder does not convert such Senior Notes by 5:00 PM, New York time, on the Business Day immediately preceding the Redemption Date.

                  SECTION 3.2. MANNER OF CONVERSION. The Senior Notes may be converted on any Business Day prior to the Maturity Date or on the Maturity Date (any such date of conversion, a "CONVERSION DATE"). If the Holder elects to convert all or a portion of the Total Convertible Amount of such Holder's Senior Note(s), such conversion shall be deemed a "CONVERSION."

         The Issuer shall not issue any fraction of a share of Common Stock in connection with any conversion of the Senior Notes, but instead shall make a Cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Market Price of the Common Stock on the last Business Day prior to the date of conversion. "MARKET PRICE" means, for any date of determination thereof, the Closing Price of the Common Stock on the Business Day immediately prior to the Conversion Date.

         Before any Holder of a Senior Note shall be entitled to convert such Senior Note (or any portion thereof), such Holder shall, in the case of Senior Notes issued in global form, comply with the Applicable Procedures of the Depository in effect at that time, and in the case of Physical Notes, surrender such Senior Notes, duly endorsed to the Issuer or in blank, at the office of the Conversion Agent, and shall give written notice to the Issuer at said office or place in the form of the Conversion Notice attached to the Senior Notes (the "Conversion Notice") that such Holder elects to convert the same and shall state in writing therein the amount of the Total Convertible Amount of Senior Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued.

         Before any such conversion, a Holder also shall pay any transfer or similar tax if required, and as provided herein.

         If more than one Senior Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock or Cash which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Senior Notes (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Issuer will, in accordance with the provisions hereof, issue and deliver at said office or place to such Holder of a Senior Note, or to such Holder's nominee or nominees, certificates (other than in the case of Holders of Senior Notes in book-entry form with the Depository, which shares shall be delivered in accordance with the Depository customary practices) for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with Cash payable in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Issuer shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

         A Senior Note shall be deemed to have been converted as of the close of business on the Conversion Date, and the person or persons entitled to receive the Common Stock, if any, issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of the close of business on such date. Upon conversion and delivery of Common Stock in accordance with this Article 3, all obligations under the Senior Notes so converted will be deemed satisfied, including with respect to any accrued and unpaid interest.

                  SECTION 3.3. DELIVERY OF STOCK CERTIFICATES, ETC. The Issuer, at its expense (including the payment by it of any applicable issue taxes, other than any taxes which may then be payable in respect of the transfer of any such shares), will issue and deliver to any applicable Holder as promptly as practicable on or after a Conversion Date a certificate or certificates for the number of shares of Common Stock issuable upon the Conversion. If any Senior Note shall be converted only in part, the Issuer shall, upon such conversion, execute and deliver to the holder of such Senior Note, at the expense of the Issuer, a new Senior Note in principal amount equal to the unconverted portion of the Total Convertible Amount (dated as of the Conversion Date).

         In case any Physical Note shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall, upon the written order of the Issuer, authenticate and deliver to the Holder of the Security so surrendered, without charge to such Holder, a new Physical Note in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Senior Notes.

                  SECTION 3.4. RANKING OF COMMON SHARES ISSUED. The common shares issued to Holder upon the Conversion shall be issued credited as fully paid and will rank pari passu in all respects with the common shares in issue on the relevant Conversion Date, save that the common shares arising on such conversion will not rank for any dividend or distribution in respect of the common shares of the Issuer declared prior to the Conversion Date.

                  SECTION 3.5. CASH ADJUSTMENTS ON CONVERSION. No payment or adjustment shall be made upon any Conversion on account of any cash dividends declared for payment as of a record date prior to a Conversion Date on the shares of Common Stock issued upon such Conversion.

                  SECTION 3.6. ADJUSTMENTS TO CONVERSION PRICE.

                  (a) ADJUSTMENTS FOR RECAPITALIZATION. The Conversion Price shall be adjusted from time to time by the Company as follows:

                                    (i)      In case the Issuer at any time on
                  or after the date hereof shall (1) declare a dividend or make a distribution in shares of Common Stock to holders of its capital stock of any class or otherwise issue Common Stock or securities convertible into Common Stock (except for the issuance of Common Stock upon the conversion of any Senior Note or the conversion or exercise of any other convertible or derivative security the grant or issuance of which security previously resulted in a reduction of the Conversion Price hereunder); (2) declare a dividend or make a distribution to holders of its Common Stock in shares of its capital stock other than Common Stock; (3) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares; or (4) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be adjusted to that price determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction (x) the numerator of which shall be the total number of outstanding shares of Common Stock immediately prior to such event, and (y) the denominator of which shall be the total number of outstanding shares of Common Stock immediately after such event. If any dividend or distribution of the type described in clauses (1) or (2) above is not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section 3.6(a)(i) shall become effective immediately after the applicable Record Date in the case of a dividend and shall become effective immediately after the applicable effective date in the case of subdivision, combination or reclassification of the Company's Common Stock.

                                    (ii)     In case the Issuer at any time on
                  or after the date hereof shall issue rights, options or warrants entitling the holders thereof to subscribe for or purchase Common Stock at a price less than the Conversion Price (other than pursuant to a Plan for employees of the Issuer adopted by the Board of Directors of the Company), then the Conversion Price shall be adjusted so that the same shall equal the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such event by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such event plus the number of shares which the aggregate price to subscribe for or purchase the total number of shares subject to such rights, options or warrants (whether or not then exercisable) would purchase at the Conversion Price in effect immediately prior to such event, and of which the denominator shall be the number of shares of Common Shares outstanding immediately prior to such event plus the number of additional shares of Common Stock subject to such rights, options or warrants (whether or not then exercisable). Such adjustment shall be made successively whenever any such rights, options or warrants are issued, and shall become effective on the date such rights, options or warrants are issued.

                                    (iii)    In case the Issuer at any time on
                  or after the date hereof shall pay a dividend or make a distribution to holders of its Common Stock in (1) securities of any entity other than Issuer, assets (excluding cash dividends) or rights to purchase securities of any entity other than the Issuer, or (2) warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 3.6(a)(ii) hereof) (collectively, "Other Securities or Assets"), then the Conversion Price shall be adjusted to the price obtained by multiplying the price then subject to adjustment by a fraction (x) the numerator of which shall be the Market Price of the Common Stock on the record date for such dividend or distribution, less the fair market value (on a per share of Common Stock basis and as determined in good faith by the Board of Directors of the Issuer) of the Other Securities or Assets so distributed, and (y) the denominator of which shall be the Market Price of the Common Stock on the record date for such dividend or distribution. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date.

                  (b) DE MINIMIS ADJUSTMENTS. Except as hereinafter provided, no adjustment of the Conversion Price hereunder shall be made if such adjustment results in a change of less than 1% in the Conversion Price then in effect. Any adjustment of less than 1% in the Conversion Price then in effect shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with adjustment or adjustments so carried forward, amounts to 1% or more of the Conversion Price then in existence.

                  (c) ADJUSTMENTS FOR REORGANIZATION. If the Issuer shall be reorganized or shall be merged into or consolidate with any other entity or shall sell all or substantially all of its assets or another entity shall be merged into Issuer and in connection therewith Common Stock shall be changed or converted into Successor Assets (as hereinafter defined), or if the Issuer shall issue by reclassification of its shares of Common Stock any shares of capital stock of the Issuer (each such event, an "ORGANIC CHANGE"), then, as a condition of such Organic Change, lawful and adequate provision, subject to Section 8.6, shall be made whereby the Issuer or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that the Holder's right to convert a Senior Note into Common Stock shall be changed to a right to convert a Senior Note into the kind and amount of shares of stock and other securities or property or assets (including Cash; collectively "SUCCESSOR ASSETS") which such Holder would have been entitled to receive upon such Organic Change, had such Senior Notes been converted into Common Stock immediately prior to such Organic Change. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article
3. If, in the case of any such Organic Change, the Successor Assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such Organic Change then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Senior Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

         The Issuer shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Senior Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

                  (d) DISSOLUTION OR LIQUIDATION. In the event of any proposed distribution of the assets of the Issuer in dissolution or liquidation (except under circumstances when Section 3.6(c) shall be applicable), the Issuer shall mail notice thereof to the Trustee and Holders and shall make no distribution to stockholders until the expiration of 30 days from the date of mailing of such notice and, in any such case, the Holders may exercise the conversion rights with respect to the Senior Notes within 30 days from the date of mailing such notice and all conversion rights granted in this Section 3.6(d) not so exercised within such 30-day period shall thereafter become null and void following such dissolution or liquidation.

                  (e) CERTAIN EVENTS. If any event occurs of the type contemplated by Sections 3.6(a), 3.6(b), 3.6(c), or 3.6(d) but not expressly provided for by such provisions which adversely affect the rights of the Holders, then the Issuer's Board of Directors shall make an appropriate adjustment in the number of shares of Common Stock obtainable upon conversion of the Senior Notes pursuant to Section 3.1 so as to protect the rights of the Holders.

                  (f) NOTICE OF ADJUSTMENT. Whenever an adjustment in the Conversion Price with respect to the Senior Notes is required:

                           (1) the Issuer shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Treasurer of the Issuer, stating the adjusted Conversion Price determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

                           (2) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer, to each Holder. Any notice so given shall conclusively presumed to have been duly given, whether or not the Holder receives such notice.

                  (g)      NOTICE OF CERTAIN EVENTS. In the event that:

                                    (i)      the Issuer takes any action that
                  would require an adjustment to the Conversion Price;

                                    (ii)     the Issuer shall take action to
                  make any distribution to the holders of its common shares;

                                    (iii)    the Issuer shall take any action to
                  offer for subscription pro rata to the holders of its common shares any securities of any kind;

                                    (iv)     the Issuer shall take action to
                  accomplish any capital reorganization, consolidation, merger or other Organic Change to which the Issuer is a party and for which approval of any shareholders of the Issuer is required, or sale or transfer of all or substantially all of the assets of the Issuer; or

                                    (v)      the Issuer shall take any action to
                  accomplish a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer;

         then the Issuer shall (A) in case of any such distribution or subscription rights, at least 30 days prior to the date or expected date on which the stock books of the Issuer shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (B) in the case of any such reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, at least 30 days prior to the date or expected date when the same shall be consummated, cause written notice thereof to be mailed to the Holders at their addresses as shown on the books of the Issuer. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which the holders of common shares shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date or expected date on which the holders of common shares shall be entitled to exchange their common shares for securities or other property deliverable upon such reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up, as the case may be.

                  (h) ADEQUATE SHARES. The Issuer will at all times reserve and keep available out of its authorized but unissued capital stock shares of Common Stock for the purpose of effecting the Conversion pursuant to Section
3.1. All shares of stock which may be issuable upon the Conversion pursuant to
Section 3.1 will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes (other than any taxes which may then be payable in respect of the transfer of any such shares), liens and charges with respect to the issuance thereof. The shares of stock issuable upon the Conversion pursuant to Section 3.1 shall be issued without charge to the holder thereof for any issuance tax in respect thereof or other cost incurred by the Issuer in connection with the Conversion and the related issuance of such shares. The Issuer shall not close its books against the transfer of shares of stock issued or issuable upon the Conversion pursuant to Section 3.1 in any manner which interferes with the timely conversion of the Senior Notes. The Issuer shall provide reasonable assistance and cooperate with the Holders as required to make any governmental filings or obtain any governmental approval prior to or in connection with the conversion of the Senior Notes (including, without limitation, making any filings required to be made by the Issuer). The Issuer shall take all such reasonable actions as may be necessary to assure that all Common Stock which may be issuable upon the Conversion pursuant to this
Article 4 may be issued without violation of any applicable law or governmental regulation.

                  (i) ADDITIONAL CONVERSION PRICE ADJUSTMENTS. The Issuer may make such reductions in the Conversion Price, in addition to those required by this Article 4, as it considers to be advisable to avoid or diminish any income tax to holders of common shares or rights to purchase common shares resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. The Issuer from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days, the reduction is irrevocable during the period and the Board of Directors of the Issuer shall have made a determination that such reduction would be in the best interest of the Issuer, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Issuer shall mail to the Holders a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period it will be in effect.

                  SECTION 3.7. TRUSTEE DISCLAIMER. The Trustee shall have no duty to determine when an adjustment under this Article 3 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the certificate with respect thereto that the Issuer is obligated to file with the Trustee pursuant to Section 3.6(f). The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 3.

         The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 3.6(c), and the Trustee may except as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto that the Issuer is obligated to file with the Trustee pursuant to Section 3.6(c).

                                    ARTICLE 4

                                   REDEMPTION

                  SECTION 4.1. NOTICES TO TRUSTEE. If the Issuer elects to redeem Senior Notes pursuant to Section 4.7 hereof, at least 30 days prior to the Redemption Date (or such shorter period prior to the Redemption Date as the Trustee may agree to in writing), the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Senior Notes to be redeemed and the redemption price, and the Issuer shall deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in Section 4.7 hereof.

                  SECTION 4.2. SELECTION BY TRUSTEE OF SENIOR NOTES TO BE REDEEMED. In the event that fewer than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes to be redeemed, if the Senior Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Senior Notes are not so listed, on either a pro rata basis or by lot, or such other method as it shall deem fair and equitable. As soon as practicable but in not less than 20 days prior to the Redemption Date, the Trustee shall notify the Issuer of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Senior Notes that have denominations larger than $1. Senior Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1 or whole multiples of $1. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

                  SECTION 4.3. NOTICE OF REDEMPTION. At least 15 days, but no more than 30 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Senior Notes to be redeemed at each Holder's last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.3 hereof.

         The notice shall identify the Senior Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

                  (a)      the Redemption Date;

                  (b) the redemption price and the amount of accrued interest, if any, to be paid (or the method by which any such amount of accrued interest to be paid is to be calculated);

                  (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the Redemption Date and upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion will be issued;

                  (d)      the name and address of the Paying Agent;

                  (e) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that unless the Issuer defaults in making the redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the Redemption Date and that the only remaining right of the Holders of such Senior Notes is to receive payment of the Senior Notes redemption price upon surrender to the Paying Agent of the Senior Notes redeemed; and

                  (g) the aggregate principal amount of Senior Notes that are being redeemed.

         At the Issuer's written request, upon at least five Business Days' notice, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense.

                  SECTION 4.4. EFFECT OF NOTICE OF REDEMPTION. Once the notice of redemption described in Section 4.3 is mailed, Senior Notes called for redemption become due and payable on the Redemption Date and at the redemption price plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Senior Notes shall be paid at the redemption price plus interest accrued to the Redemption Date, PROVIDED that if the Redemption Date is after a regular interest payment record date and on or prior to the applicable Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Senior Notes registered on the relevant record date, and PROVIDED, FURTHER, that if a Redemption Date is a legal holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

                  SECTION 4.5. DEPOSIT OF REDEMPTION PRICE. On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Senior Notes to be redeemed on that date other than Senior Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

         On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Senior Notes called for redemption shall have been made available in accordance with the preceding paragraph and payment thereof is not prohibited pursuant to the terms of this Indenture, the Senior Notes called for redemption will cease to accrue interest and the only right of the Holders of such Senior Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 4.4, accrued and unpaid interest on such Senior Notes to the Redemption Date. If any Senior Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Senior Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Senior Notes.

                  SECTION 4.6. SENIOR NOTES REDEEMED IN PART. Upon surrender of a Senior Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.

                  SECTION 4.7. OPTIONAL REDEMPTION. The Issuer may redeem the Senior Notes, in whole or in part, at any time following the one year anniversary of the Effective Date at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to the Redemption Date.

                                    ARTICLE 5

                                    COVENANTS

                  SECTION 5.1. PAYMENT OF SENIOR NOTES. Subject to Section 1 of the Senior Notes, the Issuer shall pay the principal of and interest in cash on the Senior Notes from the Issue Date, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on each Interest Payment Date and in the manner provided in the Senior Notes at a rate per annum of 7.0% until the principal hereof shall have become due and payable, and in cash on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at a rate per annum of 9.0% compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days elapsed and a 360-day year.

                  SECTION 5.2. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer from paying all or any portion of the principal of and/or interest on the Senior Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 5.3. COMPLIANCE CERTIFICATE. (a) The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (the signer of which shall be the principal executive officer, principal financial officer or principal accounting officer of such Issuer) complying with Section 314(a)(4) of the TIA stating that a review of the activities of the Issuer during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether such Issuer has kept, observed, performed and fulfilled its obligations under this Indenture in all material respects, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions thereof or hereof (determined without regard to any period of grace or requirement of notice provided herein), or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto.

                  (b) The Issuer will, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer's becoming aware of any Default or Event of Default, an Officers' Certificate specifying the nature and extent of the same in reasonable detail and what action the Issuer is taking or proposes to take with respect thereto.

                  SECTION 5.4. TAXES AND CLAIMS. The Issuer shall duly pay and discharge all taxes, assessments and governmental charges upon or against the Issuer or its respective properties or assets prior to the date on which penalties attach thereto, unless and to the extent that such taxes are being diligently contested in good faith and by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Issuer.

                  SECTION 5.5. MAINTENANCE OF PROPERTIES AND INSURANCE.

                  (a) The Issuer shall, or shall cause its applicable tenants to, pursuant to a lease agreement, keep its properties in good repair, working order and condition and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto which may include, without limitation, the construction, rebuilding, and/or redevelopment of certain improvements in connection with preparing such properties for an alternative use.

                  (b) The Issuer shall, or cause its applicable tenants to, pursuant to a lease agreement (i) keep all of its properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards and (ii) maintain adequate insurance at all times with responsible carriers against liability on account of damage to persons and property and under all applicable workmen's compensation laws, in each case, consistent with the practices of owners of similarly situated properties. For the purposes of this Section 5.5(b), insurance shall be deemed adequate if the same is not less extensive in coverage and amount than is customarily maintained by other Persons engaged in the same or a similar business similarly situated or by owners of similarly situated properties.

                  SECTION 5.6. MAINTENANCE OF BOOKS AND RECORDS; COMPLIANCE WITH LAWS. The Issuer shall, or shall cause property manager, development manager or similar agent to, maintain, at all times, true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with GAAP consistently applied.

                  SECTION 5.7. FURTHER ASSURANCES. The Issuer shall, at its sole cost and expense, duly execute, and deliver, or cause to be duly executed and delivered, to the Trustee such further instruments and do and cause to be done such further acts as may be necessary or proper to carry out more effectually the provisions and purposes of this Indenture.

                  SECTION 5.8. CORPORATE EXISTENCE. The Issuer shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence and all material rights, licenses, permits and franchises; comply with all material laws, regulations, ordinances, rules and orders applicable to it where the failure to so comply would have a Material Adverse Effect.

                  SECTION 5.9. LIMITATION ON LIENS. The Issuer will not create, incur, assume or suffer to exist any Lien upon or defect in title to or restriction upon the use of any of the Issuer's property or assets of any character, whether owned at the date hereof or hereafter acquired, or hold or acquire any property or assets of any character under conditional sales, finance lease or other title retention agreements, except as follows (collectively, "PERMITTED LIENS"):

                  (a) Liens in favor of the Trustee, Holders or their designated agents;

                  (b) Liens arising under or in connection with any Mortgage Loan or Mortgage Note;

                  (c) Liens arising out of judgments or awards in respect of which the Issuer shall in good faith be prosecuting an appeal or proceedings for review and in respect of which the Issuer shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Issuer shall have set aside on its books adequate reserves in conformity with GAAP with respect to such judgment or award, if applicable; (ii) Liens for taxes, assessments or governmental charges or levies not past due; (iii) Liens to secure payment of workmen's compensation, unemployment insurance, old age pensions or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or other similar obligations arising in the ordinary course of business; (iv) mechanics', workmen's, repairmen's, warehousemen's, vendors' or carriers' Liens, or other similar Liens arising (i) in the ordinary course of business or (ii) in connection with the Redevelopment Work, PROVIDED, HOWEVER, that such sums shall not exceed one hundred thousand dollars ($100,000) in the aggregate, or deposits or pledges to obtain the release of any such Liens; (v) statutory landlord's Liens under leases to which the Issuer is a party; and (vi) zoning restrictions, easements, licenses, restrictions on the use of real property and/or irregularities in title thereto, which do not materially adversely affect the value of such property; and

                  (d) Liens existing on the date hereof, as the same may be amended, modified, supplemented or refinanced, or any replacement, restructuring or refinancing thereof.

                  (e) Liens provided for in, or contemplated by, the Reorganization Plan or as part of any settlement or restructuring entered into prior to the Issue Date and approved by the Bankruptcy Court,

                  (f) Liens solely on any cash earnest money deposits made by the Issuer in connection with any letter of intent or purchase agreement permitted hereunder;

                  (g) Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property;

                  (h) Liens on property of a Person existing at the time such Person becomes a Subsidiary of, or is acquired by, merged into or consolidated with the Issuer or any Subsidiary thereof, or such property is otherwise acquired by the Issuer or a Subsidiary thereof; PROVIDED, HOWEVER, that such Liens (a) were not created in connection with or in anticipation of such acquisition, merger or consolidation or such Person becoming a Subsidiary,
(b) are not applicable to any other property of the Issuer and (c) the principal amount of any Indebtedness secured by such Liens does not exceed 100% of the value of the property;

                  (i) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; PROVIDED, HOWEVER, that (a) any such Lien is solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including sales and excise taxes, installation and delivery charges and other direct costs of, and other direct expenses paid or charged in connection with, such a purchase or construction) of such Property, and (b) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such costs;

                  (j) Liens pursuant to leases and subleases of real property;

                  (k) Liens securing Acquisition Indebtedness, PROVIDED that such Liens do not extend to or cover any property other than the property directly or indirectly acquired with the proceeds of such Acquisition Indebtedness and any improvements thereto (unless such Liens are otherwise Permitted Liens);

                  (l) Liens securing Capitalized Lease Obligations; PROVIDED, HOWEVER, that such Lien does not extend to any property other than that subject to the underlying lease; and

                  (m)      Liens securing any Indebtedness permitted under
Section 5.10.

                  SECTION 5.10. LIMITATIONS ON INDEBTEDNESS. The Issuer will not create, incur, assume or suffer to exist, contingently or otherwise, any Indebtedness, except:

                  (a) Indebtedness of the Issuer to the Holders arising hereunder including the Senior Notes;

                  (b) Indebtedness arising under any Mortgage Note or otherwise incurred in connection with any Mortgage Loan, now existing or hereafter incurred, as the same may be amended, modified, supplemented or refinanced, or any replacement, restructuring or refinancing thereof; PROVIDED that no Mortgage Loan shall exceed 90% of the fair market value of the Owned Real Property and the Improvements thereon;

                  (c) Unsecured Current Liabilities incurred in the ordinary course of business other than those which are for money borrowed or are evidenced by bonds, debentures, notes or other similar instruments;

                  (d) Indebtedness (not overdue) secured by Liens permitted by Section 5.9 hereof as the same may be amended, modified, supplemented or refinanced, or any replacement, restructuring or refinancing thereof;

                  (e) Indebtedness existing on the Effective Date as the same may be amended, modified, supplemented or refinanced, or any replacement, restructuring or refinancing thereof;

                  (f) Any other Indebtedness provided for in the Reorganization Plan;

                  (g)      Acquisition Indebtedness;

                  (h) Capitalized Lease Obligations and/or Purchase Money Indebtedness;

                  (i) Indebtedness of the Issuer to a Subsidiary in respect of intercompany advances or transactions;

                  (j) Guarantees in the ordinary course of business of the obligations of suppliers, landlords, customers, franchisees and licensees of the Issuer or its Subsidiaries;

                  (k)      Subordinated Indebtedness;

                  (l) Indebtedness related to the Redevelopment Work, including, without limitation, construction loans; and

                  (m) Indebtedness not otherwise permitted to be incurred pursuant to clauses (a) through (1) above, which, together with any other Indebtedness incurred pursuant to this clause (m), has an aggregate principal amount that does not exceed $30 million at any time.

                  SECTION 5.11. LIMITATION ON LOANS, INVESTMENTS, DIVIDENDS AND GUARANTEES. The Issuer will not lend or advance money, credit or property to any Person, or invest in (by capital contribution, creation of subsidiaries or otherwise), or purchase or repurchase the stock or Indebtedness, or all or a substantial part of the assets or properties, of any Person, or declare, pay or make any dividend or distribution (in Cash, property or obligations) on any shares of any class of stock (now or hereafter outstanding) or on any warrants, options or other rights with respect to any shares of any class of stock (now or hereafter outstanding), or guarantee, assume, endorse or otherwise become responsible for (directly or indirectly or by any instrument having the effect of assuring any Person's payment or performance or capability) the Indebtedness, performance, obligations, stock or dividends of any Person, or agree to do any of the foregoing, except:

                  (a) loans, advances, and extensions of credit from the Issuer to any Subsidiary, the extension of trade credit, and the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and

                  (b) investments in (i) obligations of the United States government or any agency thereof and obligations unconditionally guaranteed by the United States government or any agency thereof maturing not more than one year after the date of acquisition thereof, (ii) open market commercial paper, issued by any corporation organized and doing business under the laws of the United States of America or any state thereof, with a maturity not in excess of nine months from the date of acquisition thereof which has the highest credit rating by either Standard & Poor's Corporation or Moody's Investors Service, Inc., (iii) Dollar-denominated certificates of deposit maturing not more than one year after the date of acquisition thereof issued by any bank or trust Company organized under the laws of the United States of America, any state thereof or the District of Columbia, or any foreign commercial bank having a combined capital and surplus of not less than five hundred million dollars ($500,000,000) and whose long-term debt (or the long-term debt of whose parent if such bank or trust Company shall be a subsidiary of a bank holding Issuer) is rated Aa3 or better by Moody's Investors Service, Inc. or AA- or better by Standard & Poor's Corporation, and (iv) shares of a money market investment Company registered under the Investment Company Act of 1940 investing primarily in one or more of the short-term instruments specified in clauses (i) through
(iii) above and having assets in excess of two billion five hundred million dollars ($2,500,000,000);

                  (c)      investments in a Subsidiary of the Issuer;

                  (d) investments in any Person, if as a result of such Investment (1) such Person becomes a Subsidiary of the Issuer or (2) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Subsidiary thereof;

                  (e)      investments existing on the Issue Date;

                  (f)      investments provided for in the Reorganization Plan;

                  (g) investments in (i) any securities or equity received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers and landlords made in the ordinary course of business;

                  (h) investments in (i) any securities or equity received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) deposits, prepayments and other credits to suppliers and landlords made in the ordinary course of business; and

                  (i) investments in any Person in connection with or relating to the Redevelopment Work.

                  SECTION 5.12. REPORTS. The Issuer will file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Issuer is subject to such filing requirements, so long as the SEC will accept such filings on or prior to the respective dates (such dates, including any extension granted by the SEC, the "Required Filing Dates") by which the Issuer would have been or is required to so file such documents. The Issuer (at their own expense) shall also in any event within 15 days after each Required Filing Date (i) transmit by mail to all Holders, at their addresses appearing in the register of Senior Notes maintained by the Registrar and (ii) file with the Trustee within 15 days after the Required Filing Date, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Issuer files with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. The Issuer shall comply with the provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 5.13. INTENTIONALLY OMITTED.

                  SECTION 5.14. LIMITATION ON TRANSACTIONS WITH AFFILIATES. The Issuer will not enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, unless otherwise permitted in this Indenture, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Issuer's business and upon fair and reasonable terms no less favorable to the Issuer than the Issuer would obtain in a comparable arm's-length transaction; provided, however, that nothing contained herein shall or shall be deemed to prohibit Issuer from entering into any transaction or agreement that is provided for in, or contemplated by, the Reorganization Plan or as part of any settlement or restructuring entered into prior to the Issue Date and approved by the Bankruptcy Court.

                  SECTION 5.15. INTENTIONALLY OMITTED.

                  SECTION 5.16. NO AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. The Issuer will not cause or permit any of its organizational and charter documents to be modified, amended or supplemented in any respect whatever.

                  SECTION 5.17. MERGER, CONSOLIDATION OR SALE OF ASSETS. The Issuer shall not enter into any transaction of merger or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or substantially all of its properties or assets, or any of its notes or accounts receivable, or any stock (other than directors' qualifying shares) or Indebtedness, or any assets or properties necessary or desirable for the proper conduct of its business, or change the nature of its business, or wind up, liquidate or dissolve, or agree to do any of the foregoing; provided, however, that nothing contained herein shall prohibit Issuer from selling or otherwise disposing of any Owned Real Property or Leased Real Property.

                  SECTION 5.18. FISCAL YEAR. The Issuer will not change or alter its fiscal year.

                  SECTION 5.19. REGISTRATION RIGHTS. The Holders of the Senior Notes are entitled to certain registration rights with respect to the Senior Notes and Common Stock issuable upon conversion of the Senior Notes pursuant to, and subject to the terms of, the Registration Rights Agreement. The Issuer hereby covenants to perform all such obligations under the Registration Rights Agreement for the benefit of the Holders.

                  SECTION 5.20. INTENTIONALLY OMITTED.

                  SECTION 5.21. COMPLIANCE WITH ERISA. The Issuer will not terminate, or permit or suffer any of its ERISA Affiliates to terminate (other than a standard termination, as defined in Section 4041(b) of ERISA, of a Single Employer Plan), any Plans maintained by the Issuer or any of its ERISA Affiliates so as to incur any liability to the PBGC, except to the extent that such termination would not have a Material Adverse Effect; completely or partially withdraw, or permit or suffer any of its ERISA Affiliates to completely or partially withdraw, from any Multiemployer Plan so as to incur any liability to such plan on account of such withdrawal, except to the extent that such termination would not have a Material Adverse Effect; permit or suffer to exist any Prohibited Transaction involving any such Plans or any trust created thereunder which would subject the Issuer or any of its ERISA Affiliates to a tax or penalty on Prohibited Transactions imposed under Code Section 4975 or under ERISA; fail to pay, or permit or suffer any of its ERISA Affiliates to fail to pay, to any such Plan any contribution which it or any of its ERISA Affiliates is obligated to pay under the terms of such Plan, except to the extent that such termination would not have a Material Adverse Effect; permit any Accumulated Funding Deficiency, whether or not waived, to occur with respect to any Plan; or permit or suffer to exist any occurrence of a Reportable Event, or any other event or condition, which presents a material risk of termination by the PBGC of any such Plan.

                  SECTION 5.22. ENVIRONMENTAL LAWS, ETC. The Issuer shall comply in all material respects with the requirements of all applicable federal, state and local environmental, health, safety and sanitation laws, ordinances, rules and regulations of any Governmental Authorities with respect thereto including all Hazardous Substances Laws.

                  SECTION 5.23. FINANCIAL REPORTS. The Issuer shall furnish to the Trustee as soon as the same are available, but in no event later than 120 days after the end of each fiscal year, the Issuer's annual financial statements including all notes thereto, which statements shall include a statement of financial position as of the end of the relevant fiscal year and a statement of operations and a statement of cash flows for such fiscal year, all setting forth in comparative form the corresponding figures from the previous fiscal year, all prepared in conformity with GAAP and accompanied by an unqualified report and opinion of independent certified public accountants with an accounting firm of regional or national standing and reputation, which shall state that such financial statements, in the opinion of such accountants, present fairly, in all material respects, the financial position and cash flows for the period covered thereby in conformity with GAAP, consistently applied.

         The Issuer shall furnish to the Trustee as soon as the same are available, but in no event later than 90 days after the first half year of each fiscal year, the Issuer's semi-annual unaudited financial statements, including all notes thereto, which statements shall include a statement of financial position as of the end of the relevant period and a statement of operations and a statement of cash flows for such period, all setting forth in comparative from the corresponding figures from the previous semi-annual period, all prepared in conformity with GAAP.

         If at any time after the Effective Date, the Issuer shall prepare quarterly financial statements, the Issuer shall furnish to the Trustee as soon as the same are available, but in no event later 45 days after the end of the applicable fiscal quarter, its unaudited quarterly financial statements, including all notes thereto, which statements shall include, to the extent such documents are available, a statement of financial position as of the end of the relevant fiscal quarter and a statement of operations and a statement of cash flows for such fiscal quarter, all setting forth in comparative form the corresponding figures from the previous fiscal quarter, all prepared in conformity with GAAP.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                  SECTION 6.1. EVENTS OF DEFAULT. If any one or more of the following events (herein called "EVENTS OF DEFAULT") shall occur for any reason whatever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Senior Note or otherwise under this Indenture, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or declaration or otherwise;

                  (b) if default shall be made in the due and punctual payment of any interest on any Senior Note or otherwise under this Indenture, when and as such interest shall become due and payable and such default shall have continued for a period of thirty (30) days;

                  (c) fees, costs or other amounts payable on account of any Senior Note or otherwise under this Indenture, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or declaration or otherwise and such default shall have continued for a period of thirty (30) days after notice thereof to the Issuer;

                  (d) if default shall be made in the performance or observance of any covenant, agreement or provision contained in this Indenture or in any instrument or document delivered to the Holders in connection with or pursuant to this Indenture; and such default shall have continued for a period of thirty (30) days after notice thereof to the Issuer (specifying that the continuance of such default shall constitute an "Event of Default" hereunder) from the Trustee, or for such longer period as the Trustee may agree to in writing; provided, that if the failure is other than the payment of money and is of such nature that it can be corrected but not within the applicable period, that failure shall not constitute an Event of Default so long as the Borrower institutes curative action within the applicable period and diligently pursues that action to completion;

                  (e) if the Issuer shall (i) default in the payment of any principal, interest or premium with respect to any Indebtedness for borrowed money or any obligation which is the substantive equivalent thereof (including, without limitation, obligations under conditional sales contracts, finance leases and the like) which, together with all other such Indebtedness as to which a default shall be continuing, shall exceed two million dollars ($2,000,000) in the aggregate, or under any agreement or instrument under or pursuant to which any such Indebtedness or obligation may have been issued, created, assumed or guaranteed by the Issuer and such default shall continue for more than the period of grace, if any, therein specified or (ii) default in the performance or observance of any other term, condition or agreement contained in any such obligation or in any agreement relating thereto if the effect thereof is to cause, or permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity.

                  (f) if the Issuer shall generally not be paying its debts as they become due; file a petition or seek relief under or take advantage of any insolvency law; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator, custodian or conservator of itself or of the whole or substantially all of its property; file a petition or an answer to a petition under any chapter of the Bankruptcy Code or file a petition or seek relief under or take advantage of any other similar law or statute of the United States of America, any state thereof or any foreign country;

                  (g) if a court of competent jurisdiction shall enter an order, judgment or decree appointing or authorizing a receiver, trustee, liquidator, custodian or conservator of the Issuer or of the whole or substantially all of its property, or enter an order for relief against the Issuer in any case commenced under any chapter of the Bankruptcy Code or grant relief under any other similar law or statute of the United States of America, any state thereof or any foreign country; or if, under the provisions of any law for the relief or aid of debtors, a court of competent jurisdiction or a receiver, trustee, liquidator, custodian or conservator shall assume custody or control or take possession of the Issuer or of the whole or substantially all of its property; or if there is commenced against the Issuer any proceeding for any of the foregoing relief or if a petition is filed against the Issuer under any chapter of the Bankruptcy Code or under any other similar law or statute of the United States of America or any state thereof or any foreign country and such proceeding or petition remains undismissed for a period of sixty (60) days; or if the Issuer consents to, approves of or acquiesces in any such proceeding or petition; or

                  (h) if any judgment against the Issuer or any attachment or execution against any of its property for any amount in excess of five hundred thousand dollars ($500,000) remains unpaid, unstayed, undismissed or unbonded for a period of more than sixty (60) days;

then in the case of an Event of Default described in clause (f) or (g) above, the unpaid balance of the Senior Notes and all interest accrued thereon and any accrued and unpaid fees and expenses due and payable hereunder shall automatically (without any action on the part of the Holders and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived) forthwith become due and payable, and, in the case of any other Event of Default, then and in any such event, and at any time thereafter, if such or any other Event of Default shall then be continuing either or both of the following actions may be taken: with the consent of the Holders of not less than 25% in the aggregate of the then outstanding principal amount of the Senior Notes, the Trustee may, or upon the written request of the Holders of not less than 25% in the aggregate of the then outstanding unpaid principal amount of the Notes by written notice to the Trustee shall, subject to Section 6.4, by notice to the Issuer, declare the Senior Notes to be due and payable, whereupon the maturity of the then unpaid balance of the Senior Notes shall be accelerated and the same, and all interest accrued thereon and any accrued and unpaid fees and expenses due and payable hereunder, shall forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Senior Notes to the contrary notwithstanding.

                  SECTION 6.2. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

         The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                  SECTION 6.3. WAIVER OF DEFAULTS AND EVENTS OF DEFAULT. Subject to Sections 6.1, 6.6 and 8.2 hereof, the Holders of a majority in principal amount of the Senior Notes then outstanding have the right to waive any existing or future Default or Event of Default or compliance with any provision of this Indenture or the Senior Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto except as specifically set forth therein.

                  SECTION 6.4. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Senior Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law, this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall determine that the proceedings so directed may involve it in personal liability unless the Trustee has asked for and received indemnification reasonably satisfactory to it against any loss, liability or expense caused by its following such direction; PROVIDED that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  SECTION 6.5. LIMITATION ON SUITS. Subject to Section 6.7 below, a Holder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Senior Notes unless:

                           (1)      the Holder gives to the Trustee written
notice of a continuing Event of Default;

                           (2)      the Holders of at least 25% in aggregate
principal amount of the Senior Notes then outstanding make a written request to the Trustee to pursue the remedy;

                           (3)      such Holder or Holders offer, and if
requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

                           (4)      the Trustee does not comply with the request
within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                           (5)      no direction inconsistent with such written
request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

                  SECTION 6.6. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal of and interest on the Senior Note on or after the respective due dates expressed in the Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

                  SECTION 6.7. COLLECTION SUIT BY TRUSTEE. If an Event of Default in payment of principal or interest specified in Section 6.1(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer (or any other obligor on the Senior Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Senior Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including all sums due and owing to the Trustee pursuant to this Indenture including Section 7.7.

                  SECTION 6.8. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Senior Notes), its respective creditors or property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its reasonable charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture, including without limitation Section 7.7 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

                  SECTION 6.9. PRIORITIES. If the Trustee collects any money pursuant to this Article 5, it shall pay out the money in the following order:

         FIRST: to the Trustee, its agents and counsel for amounts due under the Indenture, including without limitation, Section 7.7 hereof;

         SECOND: to Holders for amounts due and unpaid on the Senior Notes for principal and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes; and

         THIRD: to the Issuer.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.9. The Trustee shall give the Issuer prior notice of any such record date and payment date; PROVIDED, HOWEVER, that the failure to give any such notice shall not affect the establishment of such record date or payment date or any payment to Holders pursuant to this Section 6.9.

                  SECTION 6.10. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.6 hereof or a suit by Holders of more than 10% in principal amount of the Senior Notes then outstanding.

                  SECTION 6.11. RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 6.12. DELAY OR OMISSION NOT WAIVER. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 5 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                    ARTICLE 7

                                     TRUSTEE

                  SECTION 7.1. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and any supplemental indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of such person's own affairs.

                  (b) Except during the continuance of an Event of Default known to the Trustee:

                           (1)      The Trustee need perform only those duties
that are specifically set forth in this Indenture (including any supplemental indenture) and those actions that are reasonably necessary for the performance of the specified duties and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

                           (2)      In the absence of bad faith on its part, the
Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                           (1)      This paragraph does not limit the effect of
paragraph (b) of this Section 7.1.

                           (2)      In the absence of bad faith on its part, the
Trustee shall not be liable for any error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                           (3)      The Trustee shall not be liable with respect
to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.1 and 6.4 hereof.

                  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (e) Whether or not therein expressly so provided, paragraphs (a), (b), (c), (d), (f) and (g) of this Section 7.1 shall govern every provision of this Indenture that in any way relates to the Trustee or any Agent.

                  (f) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, expense or fee.

                  (g) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

                  SECTION 7.2. RIGHTS OF TRUSTEE. Subject to Section 7.1 hereof:

                           (1)      The Trustee may conclusively rely on and
shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper person (whether in original or facsimile form). The Trustee need not investigate any fact or matter stated in the document;

                           (2)      The Trustee may act through agents and shall
not be responsible for the misconduct or negligence of any agent appointed by it with due care;

                           (3)      The Trustee shall not be liable for any
action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; PROVIDED that the Trustee's conduct does not constitute negligence or bad faith;

                           (4)      The Trustee may consult with counsel of its
selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

                           (5)      Before the Trustee acts or refrains from
acting, it may require an Officer's Certificate or an Opinion of Counsel, or both;

                           (6)      The Trustee shall not be liable for any
action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                           (7)      The Trustee shall not be deemed to have
notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Senior Notes and this Indenture;

                           (8)      The rights, privileges, protections,
immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

                           (9)      The Trustee may request that the Issuer
deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

                           (10)     The Trustee shall be under no obligation to
exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; and

                           (11)     In no event shall the Trustee be responsible
or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  SECTION 7.3. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuer or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 6.10 and 6.11 hereof.

                  SECTION 7.4. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture, the Senior Notes, and it shall not be responsible for any statement in the Senior Notes or any document used in connection with the sale of the Senior Notes other than its certificate of authentication.

                  SECTION 7.5. NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the

Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal or interest on the Senior Notes, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines it to be in the best interests of the holders of the Senior Notes to do so.

                  SECTION 7.6. REPORTS BY TRUSTEE TO HOLDERS. If required by TIA
Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a); PROVIDED that no such report need be transmitted if no such events listed in TIA
Section 313(a) have occurred within such period. The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c) and TIA Section 313(d).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Senior Notes are listed. The Issuer shall promptly notify the Trustee when the Senior Notes are listed on, or delisted from, any stock exchange and the Trustee shall comply with TIA
Section 313(d).

                  SECTION 7.7. COMPENSATION AND INDEMNITY. The Issuer (on a joint and several basis) shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Issuer and the Trustee (or in the absence of such an agreement, reasonable compensation) for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Issuer shall indemnify each of the Trustee and any predecessor Trustee for, and hold them harmless against, any and all loss, damage, claim, liability, expense (including but not limited to reasonable attorneys' fees and expenses) or taxes (other than taxes based on the income of the Trustee or resulting from any gross receipts taxes or franchise taxes of the Trustee) incurred by it solely in connection with the acceptance or performance of its duties under this Indenture including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuer in writing promptly of any claim asserted against the Trustee of which a responsible officer has received written notice for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder to the extent no material prejudice resulted from such failure to so notify.

         Notwithstanding the foregoing, the Issuer need not reimburse the Trustee or any predecessor Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its own negligence or willful misconduct. To secure the payment obligations of the Issuer in this Indenture, including without limitation, Section 7.7 the Trustee and any predecessor Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee in its capacity as such, except such money or property held in trust to pay principal of and interest on particular Senior Notes. The obligations of the Issuer under this

Section 7.7 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall survive the resignation or removal of the Trustee, and the satisfaction and discharge of this Indenture, including the termination or rejection hereof in any bankruptcy proceeding to the extent permitted by law.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(f) or (g) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Code.

                  SECTION 7.8. REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Issuer in writing, such resignation to become effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Senior Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Issuer's written consent which consent shall not be unreasonably withheld. The Issuer may remove the Trustee at its election if:

                           (1)      the Trustee fails to comply with Section 6.9
hereof;

                           (2)      the Trustee is adjudged a bankrupt or an
insolvent;

                           (3)      a receiver or other public officer takes
charge of the Trustee or its property; or

                           (4)      the Trustee otherwise becomes incapable of
acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuer), the Issuer or the Holders of at least 25% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction at the expense of the Issuer, in the case of the retiring Trustee, for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.7 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer's obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

                  SECTION 7.9. SUCCESSOR TRUSTEE BY CONSOLIDATION, MERGER OR CONVERSION. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, subject to Section 7.10 hereof, the successor corporation or national banking association without any further act shall be the successor Trustee.

                  SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5) and in every respect. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1); PROVIDED that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Issuer are outstanding if the requirements for exclusion set forth in TIA Section 310(b)(1) are met.

                  SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUER. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                  SECTION 7.12. PAYING AGENTS. The Issuer shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

                           (A) that it will hold all sums held by it as agent
                  for the payment of principal of or interest on, the Senior Notes in trust for the benefit of Holders of the Senior Notes or the Trustee;

                           (B) that it will at any time during the continuance
                  of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

                           (C) that it will give the Trustee written notice
                  within three (3) Business Days of any failure of the Issuer in the payment of any installment of the principal of or interest on, the Senior Notes when the same shall be due and payable.

                  SECTION 7.13. CO-TRUSTEE AND SEPARATE TRUSTEES. At any time or times, for the purpose of meeting the legal requirements of any applicable jurisdiction, the Issuer and the Trustee shall have power to appoint, and, upon the written request of the Trustee or of the Holders of at least 33% in principal amount of the Senior Notes then outstanding, the Issuer shall for such purpose join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, or to act as separate trustee, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons, in the capacity aforesaid, and for the benefit of the Holders, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Issuer does not join in such appointment within 15 days after the receipt of a request so to do, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

         Should any written instrument or instruments from the Issuer be required by any co-trustee or separate trustee to more fully confirm to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Issuer.

         Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following conditions:

                  (a) the Senior Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee;

                  (b) the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed either by the Trustee or by the Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such co-trustee or separate trustee;

                  (c) the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Issuer, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, if an Event of Default shall have occurred and be continuing, the Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Issuer. Upon the written request of the Trustee, the Issuer shall join with the Trustee in the execution and delivery of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section;

                  (d) no co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, or any other such trustee hereunder, and the Trustee shall not be personally liable by reason of any act or omission of any such co-trustee or separate trustee appointed by it with due care;

                  (e) any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee;

                  (f) any separate trustee or co-trustee may at any time appoint the Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name; and

                  (g) if any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new successor trustee.

                                    ARTICLE 8

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

                  SECTION 8.1. WITHOUT CONSENT OF HOLDERS. The Issuer and the Trustee may modify, waive, amend or supplement this Indenture, the Senior Notes without notice to or consent of any Holder:

                           (1)      to provide for uncertificated Senior Notes
in addition to or in place of Physical Notes;

                           (2)      to comply with any requirements of the SEC
under the TIA;

                           (3)      to cure any ambiguity, defect or
inconsistency, or to make any other change that does not adversely affect the rights of any Holder;

                           (4)      to evidence and provide for the acceptance
of appointment hereunder by a successor Trustee with respect to the Senior
Notes;

                           (5)      to reflect the terms of any agreements with
creditors of the Issuer entered into pursuant to the Reorganization Plan or otherwise approved by the Bankruptcy Court, or to otherwise comply with the terms of the Reorganization Plan;

                           (6)      to add to the covenants of the Issuer for
the benefit of the Holders or to surrender any right or power herein conferred upon the Issuer;

                           (7)      to make any change that would provide any
additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; or

                           (8)      to add any additional Events of Default.

         The Trustee is hereby authorized to join with the Issuer in the execution of any modification, waiver, amendment or supplement to this Indenture or the Senior Notes authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such modification, waiver, amendment or supplement to this Indenture, the Senior Notes which adversely affects its own rights, duties or immunities under this Indenture.

                  SECTION 8.2. WITH CONSENT OF HOLDERS. The Issuer and the Trustee may modify, amend, waive or supplement this Indenture, the Senior Notes (subject to any amendment provisions contained therein) with the written consent of the Holders of not less than a majority in aggregate principal amount of outstanding Senior Notes. The Holders of not less than a majority in aggregate principal amount of outstanding Senior Notes may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Senior Notes. Subject to Section 8.4, without the consent of each Holder affected, however, an amendment, supplement or waiver may not:

                           (1)      reduce the amount of Senior Notes whose
Holders must consent to an amendment, modification, supplement or waiver to this Indenture or the Senior Notes;

                           (2)      reduce the rate of or change the time for
payment of interest on any Senior Note;

                           (3)      reduce the principal of or change the stated
maturity of any Senior Note;

                           (4)      make any Senior Note payable in money other
than that stated in the Senior Note or change the place of payment from New York, New York;

                           (5)      change the amount or time of any payment
required by the Senior Notes;

                           (6)      subordinate in right of payment, or
otherwise subordinate, the Senior Notes to another Indebtedness or obligation of the Issuer;

                           (7)      take any other action otherwise expressly
prohibited by this Indenture to be taken without the consent of each Holder affected thereby; or

                           (8)      modify this Section 8.2, Section 6.3 or 6.6.

         After a modification, amendment, supplement or waiver under this
Section 8.2 becomes effective, the Issuer shall mail to the Holders a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, modification, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  SECTION 8.3. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to or supplement of this Indenture or the Senior Notes shall comply with the TIA as then in effect.

                  SECTION 8.4. REVOCATION AND EFFECT OF CONSENTS. Until a modification, amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Senior Note or portion thereof, and of any Senior Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Senior Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Senior Note or portion of a Senior Note, if the Trustee receives the notice of revocation before the date the modification, amendment, supplement, waiver or other action becomes effective. Notwithstanding the foregoing, nothing in this paragraph shall impair the right of any Holder under TIA Section 316(b).

         The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any modification, amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such modification, amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

         After a modification, amendment, supplement, waiver or other action becomes effective, it shall bind every Holder and every subsequent Holder.

                  SECTION 8.5. NOTATION ON OR EXCHANGE OF SENIOR NOTES. If a modification, amendment, supplement or waiver changes the terms of a Senior Note, the Trustee may request the Holder of the Senior Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Senior Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Senior Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such modification, amendment, supplement or waiver.

                  SECTION 8.6. TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall sign any modification, amendment, supplement or waiver authorized pursuant to this Article 7 if the modification, amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such modification, amendment, supplement or waiver, the Trustee shall be provided with, in addition to the documents required by Section 10.4, and, subject to Section 7.1 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such modification, amendment, supplement or waiver is authorized or permitted by this Indenture and such supplemental indenture constitutes the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms (subject to customary exceptions). The Issuer may not sign a modification, amendment or supplement until the Board of Directors of the Issuer approves it.

                                    ARTICLE 9

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 9.1. DISCHARGE OF INDENTURE. The Issuer may terminate its obligations under the Senior Notes, if any, and this Indenture, except the obligations referred to in the last paragraph of this Section 9.1, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Senior Notes theretofore authenticated and delivered (other than any Senior Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.7 hereof) and the Issuer has paid all sums payable by it hereunder or deposited all required sums with the Trustee.

         After such delivery the Trustee upon request shall acknowledge in writing the discharge of the Issuer's obligations under the Senior Notes and this Indenture, except for those surviving obligations specified below.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Sections 2.7, 8.7, 9.5, 9.6 and 9.8 hereof shall survive such satisfaction and discharge.

                  SECTION 9.2. LEGAL DEFEASANCE. The Issuer may at its option, by Board Resolutions, be discharged from its obligations with respect to the Senior Notes on the date the conditions set forth in Section 9.4 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the Senior Notes and to have satisfied all its other obligations under such Senior Notes and this Indenture insofar as such Senior Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.6 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Senior Notes to receive solely from the trust funds described in Section 9.4 hereof and as more fully set forth in such Section, payments in respect of the principal of and interest on such Senior Notes when such payments are due, (B) the Issuer' obligations with respect to such Senior Notes under Sections 2.3, 2.4, 2.5, 2.6, 2.7 and 2.8 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 9.7 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Issuer may exercise its option under this
Section 9.2 with respect to the Senior Notes notwithstanding the prior exercise of its option under Section 9.3 below with respect to the Senior Notes.

                  SECTION 9.3. COVENANT DEFEASANCE. At the option of the Issuer, pursuant to the Board Resolutions, the Issuer shall be released from its obligations under Article 5 (other than Sections 5.3 and 5.16) hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth in Section 9.4 hereof are satisfied (hereinafter, "Covenant Defeasance") and the Senior Notes shall thereafter be deemed to not be outstanding for purposes of any direction, waiver, consent, declaration or act of the Holders (and the consequences thereof) in connection with such covenants but shall continue to be outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that the Issuer, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof (including any such reference in Section 1.1 hereof) or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Senior Notes shall be unaffected thereby.

                  SECTION 9.4. CONDITIONS TO LEGAL DEFEASANCE OR COVENANT DEFEASANCE. The following shall be the conditions to application of Section 9.2 or Section 9.3 hereof to the outstanding Senior Notes:

                           (1)      the Issuer shall irrevocably have deposited
or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Senior Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and accrued interest on the outstanding Senior Notes at the maturity date of such principal or interest, or on dates for payment of such principal and interest selected in accordance with the terms of this Indenture and of the Senior Notes;

                           (2)      no Event of Default or Default with respect
to the Senior Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Code applicable to the Issuer in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                           (3)      such Legal Defeasance or Covenant Defeasance
shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Issuer is a party or by which it is bound;

                           (4)      the Issuer shall have delivered to the
Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

                           (5)      in the case of an election under Section 9.2
above, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Senior Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

                           (6)      in the case of an election under Section 9.3
hereof, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                           (7)      the Issuer shall have delivered to the
Trustee an Officers' Certificate and an Opinion of Counsel, each stating that
(a) all conditions precedent provided for relating to either the Legal Defeasance under Section 9.2 above or the Covenant Defeasance under Section 9.3 hereof (as the case may be) have been complied with and (b) if any other Indebtedness of the Issuer shall then be outstanding, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness; and

                           (8)      the Issuer shall have delivered to the
Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others.

                  SECTION 9.5. DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS. All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.4 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Senior Notes, of all sums due and to become due thereon in respect of principal and accrued interest, but such money need not be segregated from other funds except to the extent required by law. The Trustee shall be under no duty to invest such money or U.S. Government Obligations.

         The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

         Subject to Sections 9.1 and 9.2 hereof, anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer's request any money or U.S. Government Obligations held by it as provided in Section 9.4 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  SECTION 9.6. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with
Section 9.1, 9.2 or 9.3 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.1 hereof; PROVIDED, HOWEVER, that if the Issuer has made any payment of principal of or accrued interest on any Senior Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                  SECTION 9.7. MONEYS HELD BY PAYING AGENT. In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.4 hereof, to the Issuer, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                  SECTION 9.8. MONEYS HELD BY TRUSTEE. Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer in trust for the payment of the principal of or interest on any Senior Note that are not applied but remain unclaimed by the Holder of such Senior Note for two years after the date upon which the principal of or interest on such Senior Note shall have respectively become due and payable shall be repaid to the Issuer upon Issuer's Request, or if such moneys are then held by the Issuer in trust, such moneys shall be released from such trust; and the Holder of such Senior Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer, either mail to each Holder affected, at the address shown in the register of the Senior Notes maintained by the Registrar pursuant to Section 2.3 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the city of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer or the release of any money held in trust by the Issuer, Holders entitled to the money must look only to the Issuer for payment as general creditors unless applicable abandoned property law designates another person.

                                   ARTICLE 10

                                  MISCELLANEOUS

                  SECTION 10.1. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

                  SECTION 10.2. NOTICES. Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

           IF TO THE ISSUER:

                                          FNC Realty Corporation
                                          580 Kirts Blvd.
                                          Suite 300
                                          Troy, Michigan  48084
                                          Attention:  Michael McBride
                                          Telecopy:  (248) 712-7336

           with a copy to:                Proskauer Rose LLP
                                          1585 Broadway
                                          New York, New York  10036-8299
                                          Attention:  Alan Hyman, Esq.
                                          Telecopy:  (212) 969-2900

           IF TO THE TRUSTEE:             Wilmington Trust Company
                                          Rodney Square North
                                          1100 North Market St.
                                          Wilmington, Delaware  19890
                                          Attention:  Corporate Capital Markets
                                          Telecopy:  (302) 636-4145

         Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

         The Issuer or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given on the date so deposited in the mail, whether or not the addressee receives it.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         In case, by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

                  SECTION 10.3. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA
Section 312(c).

                  SECTION 10.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

                           (1)      an Officers' Certificate (which shall
include the statements set forth in Section 10.5 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

                           (2)      an Opinion of Counsel (which shall include
the statements set forth in Section 10.5 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; and

                           (3)      where applicable, a certificate or opinion
by an independent certified public accountant satisfactory to the Trustee that complies with TIA Section 314(c).

                  SECTION 10.5. STATEMENTS REQUIRED IN CERTIFICATE AND OPINION. Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (1)      a statement that the Person making such
certificate or opinion has read such covenant or condition;

                           (2)      a brief statement as to the nature and scope
of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3)      a statement that, in the opinion of such
Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4)      a statement as to whether or not, in the
opinion of such Person, such covenant or condition has been complied with.

                  SECTION 10.6. CERTAIN SENIOR NOTES DISREGARDED. In determining whether the Holders of the required aggregate principal amount of Senior Notes have concurred in any direction, waiver or consent, (i) Senior Notes owned by the Issuer or any other obligor on the Senior Notes shall be disregarded as though they were not outstanding and (ii) solely to the extent required by TIA
Section 316(a) and TIA Section 315(d), Senior Notes owned by Affiliates shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Senior Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Senior Notes and that the pledgee is not the Issuer or any other obligor upon the Senior Notes or any Affiliate of any of them.

                  SECTION 10.7. RULES BY TRUSTEE AND AGENTS. The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

                  SECTION 10.8. BUSINESS DAYS; LEGAL HOLIDAYS. A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

                  SECTION 10.9. GOVERNING LAW. THIS INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SENIOR NOTES.

                  SECTION 10.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

                  SECTION 10.11. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of or interest on any of the Senior Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer in this Indenture or in any supplemental indenture, or in any of the Senior Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any stockholder, officer, director, partner, affiliate, beneficiary or employee, as such, past, present or future, of the Issuer or of any successor corporation or against the property or assets of any such stockholder, officer, employee, partner, affiliate, beneficiary or director, either directly or through the Issuer, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the Senior Notes are solely obligations of the Issuer, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee, partner, affiliate, beneficiary or director, as such, of the Issuer, or any successor corporation thereof, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or the Senior Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee, partner, affiliate, beneficiary and director, as such, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the SEC that such waiver is against public policy. It is understood that this limitation on recourse is made expressly for the benefit of any such stockholder, employee, officer, partner, affiliate, beneficiary or director and may be enforced by any one or all of them.

                  SECTION 10.12. SUCCESSORS. All agreements of the Issuer in this Indenture and the Senior Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agent in this Indenture shall bind their respective successors.

                  SECTION 10.13. MULTIPLE COUNTERPARTS. The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

                  SECTION 10.14. TABLE OF CONTENTS, HEADINGS, ETC. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 10.15. SEPARABILITY. Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

           IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date and year first written above.

                                        FNC REALTY CORPORATION


                                        By:_____________________________________
                                        Name:  [Name]
                                        Title: [Title]



                                        TRUSTEE:

                                        WILMINGTON TRUST COMPANY, as Trustee


                                        By:_____________________________________
                                        Name:  [Name]
                                        Title: [Title]

                                    EXHIBIT A

                                  FORM OF NOTE

                                 (FACE OF NOTE)

         [INSERT THE GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

NUMBER ________________                                         AMOUNT _________

                                                          CUSIP NUMBER _________

                             FNC REALTY CORPORATION

                  SENIOR CONVERTIBLE PAY-IN-KIND NOTES DUE 2008

         FNC Realty Corporation, a Delaware corporation (the "Issuer," which term includes any successor corporation), for value received promises to pay to _______________ or registered assigns, the principal sum of
_____________________________ Dollars ($_________), on

         Interest Payment Dates: [date] and [date] of each year commencing *, 200[_].

         Record Dates: each [date] and [date].

         Issue Date: *, 200[_].

         Reference is made to the further provisions of this Senior Note contained herein, which will for all purposes have the same effect as if set forth at this place.

                           [SIGNATURE PAGE ATTACHED.]

IN WITNESS WHEREOF, the Issuer has caused this Senior Convertible Pay-in-Kind Note due 2008 to be signed manually or by facsimile by its duly authorized officer.

                                        FNC REALTY CORPORATION


                                        By:_____________________________________
                                           Name:
                                           Title:
Dated:

                         Certificate of Authentication:

         This is one of the Senior Pay-in-Kind Convertible Notes due 2008 referred to in the within-mentioned Indenture.


Wilmington Trust Company, as Trustee

By:  ___________________________
     Authorized Signatory

                                 (REVERSE SIDE)

                             FNC REALTY CORPORATION

                  SENIOR CONVERTIBLE PAY-IN-KIND NOTES DUE 2008

1.       INTEREST.

         (a) FNC Realty Corporation, a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of the Senior Notes at a rate per annum of 7.0% until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually, payable semi-annually in arrears on __________ and _____________ of each year, commencing [_____________, 2005] (each, an "Interest Payment Date"), to the person in whose name the Senior Notes are registered at the close of business on the regular record date for such interest installment, which shall be the first date of the month in which the relevant Interest Payment Date falls. The amount of interest payable on any Interest Payment Date shall be computed on the basis of the actual number of days elapsed and a 360-day year.

         (b) In lieu of making the otherwise due cash payment on any Interest Payment Date, the Issuer may pay interest in Secondary Senior Notes identical to the Senior Notes.

2.       METHOD OF PAYMENT.

         The Issuer will pay interest on this Senior Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the first day of the month in which the relevant Interest Payment Date falls (whether or not such day is a Business Day). The Holder must surrender this Note to a Paying Agent to collect principal payments due on the Maturity Date. The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that the Issuer may pay principal and interest by check payable in such money. It may mail an interest check to the Holder's registered address. Notwithstanding the foregoing, all payments with respect to the Senior Notes, the Holders of which are entitled to give, and have given, wire transfer instructions to the Paying Agent on or before the relevant record date pursuant to the Indenture (as hereinafter defined), shall be made by wire transfer of immediately available funds to the accounts specified by such Holders.

3.       PAYING AGENT AND REGISTRAR.

         Initially, Wilmington Trust Company (the "Trustee"), will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders of the Senior Notes. Neither of the Issuer nor any of its Affiliates may act as Paying Agent but may act as Registrar or co-Registrar.

4.       INDENTURE DOCUMENTS.

         The Issuer issued this Senior Note under an Indenture dated as of [_______________, 2005], (as such may be amended, supplemented, waived and modified from time to time, the "Indenture"), by and between the Issuer and the Trustee. The terms of this Senior Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. This Senior Note is subject to all such terms, and the Holder of this Senior Note is referred to the Indenture and said Trust Indenture Act for a statement of them. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Senior Notes. All capitalized terms in this Senior Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

         The Senior Notes are obligations of the Issuer of up to $120,000,000 (excluding any Secondary Senior Notes that may be issued pursuant to paragraph 1 of this Note) in aggregate principal amount, subject to adjustment as provided in the Indenture. The Indenture imposes certain restrictions on, among other things, the Issuer's ability to consolidate or merge with or into, or to transfer all or substantially all of its assets to, another person.

5.       CONVERSION.

         Subject to and upon compliance with the provisions of Article 4 of the Indenture, a Holder of a Senior Note shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 or an integral multiple of $1,000) of such Senior Note into shares of Common Stock at the Conversion Price in effect on the Conversion Date.

         The initial Conversion Rate is [1,333] shares per $1,000 principal amount of Senior Notes, subject to adjustment in certain events described in the Indenture.

         To surrender a Senior Note for conversion, a Holder must, in the case of Global Notes, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Physical Notes, (1) surrender the Senior Note duly endorsed to the Issuer or in blank, at the office of the Agent, (2) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents and (4) pay all funds required, if any, relating to interest and any withholding, transfer or similar tax, if required.

         No fractional share of Common Stock shall be issued upon conversion of any Senior Note. Instead, the Issuer shall pay a Cash adjustment as provided in the Indenture.

         No payment or adjustment will be made for accrued and unpaid interest or dividends on the shares of Common Stock, except as provided in the Indenture.

         If more than one Senior Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Senior Note (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Issuer will, as soon as practicable thereafter, issue and deliver at said office or place to such Holder of a Senior Note, or to such Holder's nominee or nominees, certificates (other than in the case of Holders of Senior Notes in book-entry form with the Depositary, which shares shall be delivered in accordance with the Depositary customary practices) for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with Cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Issuer shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register.

         If the Issuer (i) reclassifies or changes the shares of Common Stock into another class of Capital Stock, (ii) is a party to a merger, consolidation, statutory share exchange or combination of the Issuer with another corporation and as a result of which all the holders of the Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or a combination thereof) with respect to or in exchange for all of its Common Stock, or (iii) sells or conveys all or substantially all of its properties and assets to any person as a result of which all Holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including Cash or any combination thereof) with respect to or in exchange for all of its Common Stock, the right to convert a Senior Note into shares of Common Stock may be changed into a right to convert a Senior Note into the kind and amount of shares of stock and other securities or property or assets (including Cash) which such Holder would have been entitled to receive upon such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance had such Holder converted its Senior Note into Common Stock immediately prior to such transaction, in each case, in accordance with the Indenture.

         In case any Physical Note shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall, upon the written order of the Issuer, authenticate and deliver to the Holder of the Senior Note so surrendered, without charge to such Holder, a new Senior Note or Senior Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Physical Notes.

6.       OPTIONAL REDEMPTION.

         Subject to the terms of Section 4.7 of the Indenture, the Issuer may redeem the Senior Notes, in whole or in part, at any time following the one year anniversary of the Effective Date at a redemption price equal to 100% of the principal amount thereof, plus any accrued and unpaid interest to the Redemption Date.

7.       NOTICE OF REDEMPTION.

         Notice of redemption will be mailed via first class mail at least 15 days but not more than 30 days prior to the Redemption Date to each Holder of Senior Notes to be redeemed at its registered address as it shall appear on the register of the Senior Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Senior Notes or portions thereof called for redemption unless the Issuer shall default in making the redemption payment thereon.

8.       DENOMINATIONS, TRANSFER, EXCHANGE.

         The Senior Notes are in registered form without coupons in denominations of whole dollar integrals. A Holder may register the transfer or exchange of Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

9.       PERSONS DEEMED OWNERS.

         The registered Holder of this Senior Note may be treated as the owner of it for all purposes.

10.      UNCLAIMED MONEY.

         If money for the payment of principal or interest on any Senior Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to money must look to the Issuer for payment as general creditors unless an "abandoned property" law designates another person.

11.      AMENDMENT, SUPPLEMENT AND WAIVER.

         Subject to certain exceptions, the Indenture and the Senior Notes (subject to any amendment provisions contained therein) may be modified, amended or supplemented by the Issuer and the Trustee with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding. Without the consent of Holders, the Issuer and the Trustee may modify or amend the Indenture or the Senior Notes or supplement the Indenture for certain specified purposes, including providing for uncertificated Senior Notes in addition to Physical Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any Holder to adjust the principal amount of the Senior Notes issued pursuant to the Indenture and to otherwise comply with the terms of the Reorganization Plan (as defined in the Indenture).

12.      SUCCESSOR ENTITY.

         When a successor corporation assumes all the obligations of its predecessor under the Senior Notes and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

13.      DEFAULTS AND REMEDIES.

         Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.1(a) of the Indenture) occurs and is continuing, the Trustee by notice to the Issuer or the Holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding by written notice to the Issuer and the Trustee, may declare to be immediately due and payable the entire principal amount of all the Senior Notes then outstanding plus accrued but unpaid interest to the date of acceleration and such amounts shall become immediately due and payable. In case an Event of Default specified in Section 6.1(a) of the Indenture occurs, such principal amount, together with interest with respect to all of the Senior Notes, shall be due and payable immediately without any declaration or other acts on the part of the Trustee or the Holders of the Notes. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

14.      TRUSTEE DEALINGS WITH THE ISSUER.

         The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Notes, make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

15.      NO RECOURSE AGAINST OTHERS.

         As more fully described in the Indenture, no past, present or future director, officer, employee, partner, affiliate, beneficiary or stockholder, as such, of the Issuer shall have any liability for any obligations of the Issuer under the Senior Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Senior Note by accepting this Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Senior Note. Such waiver may not be effective to waive liabilities under federal securities laws and it is the view of the SEC that such waiver is against public policy.

16.      DEFEASANCE AND COVENANT DEFEASANCE.

         The Indenture contains provisions for defeasance of the entire indebtedness on this Senior Note and for defeasance of certain covenants in the Indenture upon compliance by the Issuer with certain conditions set forth in the Indenture.

17.      ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

18.      CUSIP NUMBERS.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Senior Notes. No representation is made as to the accuracy of such numbers as printed on the Senior Notes and reliance may be placed only on the other identification numbers placed thereon.

19.      GOVERNING LAW.

         THE INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SENIOR NOTES.

         THE ISSUER WILL FURNISH TO ANY HOLDER OF A SENIOR NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO: FNC REALTY CORPORATION, 580 KIRTS BLVD., SUITE 300, TROY, MICHIGAN 48084, ATTENTION:
SECRETARY (OR SUCH OTHER ADDRESS AS THE ISSUER MAY DESIGNATE FROM TIME TO TIME FOR SUCH PURPOSE IN WRITTEN NOTICE TO THE HOLDERS OF SENIOR NOTES).

20.      AUTHENTICATION.

         This Senior Note shall not be valid until the Trustee manually signs the Certificate of Authentication on the other side of this Senior Note.

                               ASSIGNMENT FORM(1)

         I or we assign and transfer this Senior Note to:

         (Insert assignee's social security or tax I.D. number)

         ----------------------------------------------------------

         ----------------------------------------------------------

         ----------------------------------------------------------

         (Print or type name, address and zip code of assignee) and irrevocably appoint:

         ----------------------------------------------------------

         ----------------------------------------------------------

         Agent to transfer this Senior Note on the books of the Issuer. The Agent may substitute another to act for him.

         Date: ________________________________________

         Your Signature: ________________________________

         (Sign exactly as your name appears on the other side of this Note)



         Signature guaranteed by(2):

         By:________________________________


----------
(1) This Assignment form should be included only if the Senior Note is in definitive form.

(2) The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP).

                          FORM OF CONVERSION NOTICE(1)

To convert this Senior Note into Common Stock, check the box: [_]

 To convert only part of this Security, state the principal amount to be converted (must be $1,000 or a integral multiple of $1,000): $ _________

If you want the stock certificate made out in another person's name, fill in the form below:

         (Insert assignee's social security or tax I.D. number)

         ----------------------------------------------------------

         (Print or type name, address and zip code of assignee):

         ----------------------------------------------------------

         ----------------------------------------------------------

         ----------------------------------------------------------

         ----------------------------------------------------------


Your Signature:  ____________________________           Date:___________________


    (Sign exactly as your name appears on the other side of this Senior Note)


Signature guaranteed by(2):

By:________________________________


----------
(1) This Conversion Notice should be included only if the Senior Note is in definitive form.

(2) The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE(1)

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

                          Amount of                                         Principal Amount
                         decrease in         Amount of increase           of this Global Note           Signature of
                          Principal          in Principal                    following such          authorized officer
Date of                    Amount            Amount of this                   decrease (or           of Trustee or Note
Exchange             of this Global Note     Global Note                        increase)                Custodian
-------------------------------------------------------------------------------------------------------------------------


----------
(1)      This Schedule should be included only if the Note is in global form.

                                    EXHIBIT B

                           FORM OF GLOBAL NOTE LEGEND

           Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a restricted Security) in substantially the following form:

           THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY IN CUSTODY FOR THE BENEFICIAL OWNERS HEREOF. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST ISSUER (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                      B-1